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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ITC Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

27175 ENERGY WAY
NOVI, MICHIGAN 48377
April 10, 2014

Dear Shareholder:

        You are cordially invited to attend our Annual Meeting of Shareholders, which will be held on Wednesday, May 21, 2014, at 9:00 a.m. local time at our corporate headquarters located at 27175 Energy Way, Novi, Michigan for the following purposes, as more fully described in the accompanying proxy statement. After the formal business session, there will be a report to the shareholders on the state of the Company and a question and answer session.

        We are pleased to furnish our proxy statement, which describes the items of business being transacted at the meeting, and our 2013 annual report to shareholders via the Internet. Providing our materials to shareholders electronically allows us to conserve natural resources and reduce our printing and mailing costs related to the distribution of the proxy materials. As a result, we are mailing to shareholders a Notice of Internet Availability of Proxy Materials for the 2014 Annual Meeting which contains instructions on how to access these documents over the Internet. Shareholders who wish to receive paper copies of the proxy materials may do so by following the instructions on the Notice of Internet Availability of Proxy Materials.

        Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote your shares in person, by phone, Internet or, if you received printed copies of the proxy materials, by mail. Remember, you can always vote in person at the Annual Meeting even if you do so now, provided you are a shareholder of record or have a legal proxy from a shareholder of record.

Sincerely,
ITC HOLDINGS CORP.
	By:	Joseph L. Welch Chairman, President and Chief Execu- tive Officer

Novi, Michigan April 10, 2014

27175 ENERGY WAY
NOVI, MICHIGAN 48377
(248) 946-3000
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2014

TO THE SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ITC Holdings Corp. will be held at our corporate headquarters located at 27175 Energy Way, Novi, Michigan 48377, on May 21, 2014, at 9:00 a.m. Eastern Daylight Time, for the following purposes, as more fully described in the accompanying proxy statement:

          (1)   To elect a Board of Directors to serve until the next annual meeting of shareholders;

          (2)   To act upon a non-binding proposal to approve the compensation of the Company's named executive officers;

          (3)   To act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ended December 31, 2014;

          (4)   To act upon a proposal to approve an amendment to our Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under the plan;

          (5)   To consider and act upon a shareholder proposal to request the Board to modify the Bylaws with respect to calling special meetings of shareholders, if the proposal is properly presented at the meeting; and

          (6)   To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on March 31, 2014 are entitled to notice of, to attend, and to vote at, the 2014 Annual Meeting of Shareholders.

        YOUR VOTE IS IMPORTANT. PLEASE VOTE NOW BY ONE OF THE MEANS NOTED IN THE PROXY STATEMENT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ARE A SHAREHOLDER OF RECORD OR HAVE A LEGAL PROXY FROM A SHAREHOLDER OF RECORD.

By Order of the Board of Directors,
Wendy A. McIntyre Secretary

Novi, Michigan April 10, 2014

27175 ENERGY WAY
NOVI, MICHIGAN 48377
(248) 946-3000
April 10, 2014

PROXY STATEMENT

        The Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at our 2014 Annual Meeting of Shareholders, and at any and all adjournments and postponements thereof, for the purposes set forth in the accompanying notice. References in this proxy statement to the Company, we, our and us are to ITC Holdings Corp., a Michigan corporation. The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail. These materials were first sent or made available to shareholders on or about April 10, 2014. All share amounts and share prices have been retroactively adjusted to reflect the three-for-one stock split that became effective on February 28, 2014. The following are questions and answers that convey important information regarding the Annual Meeting and how to vote your shares.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:
Pursuant to rules adopted by the Securities and Exchange Commission, the Company is using the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to the Company's shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice.
2. Q:	What is included in these materials?
A:	The proxy materials include our proxy statement, the 2013 annual report to shareholders (which includes the 2013 Form 10-K) and proxy card.
3. Q:	Who may vote?
A:
Shareholders of our common stock as of the close of business on the record date of March 31, 2014 are entitled to vote at the Annual Meeting. Our common stock is our only class of outstanding voting securities.
4. Q:	What will I be asked to vote on at the Annual Meeting?
A:	We are aware of the following items to be voted on at the meeting:
• The election of directors to serve until the next annual meeting and the election and qualification of their successors;

	•	A non-binding proposal to approve the compensation of the named executive officers;
	•	The ratification of Deloitte & Touche LLP to act as our independent registered public accountants;
	•	To act upon a proposal to approve an amendment to our Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under the plan; and
	•	A shareholder proposal, if properly presented to the meeting by or on behalf of the respective proponents.

If any other business is properly presented at the Annual Meeting, Cameron M. Bready and Daniel J. Oginsky, officers of the Company and the named proxies, generally will have authority to vote your shares voted on our proxy card on such matters in their discretion.
5. Q:	When and where will the Annual Meeting be held?
A:	The meeting will be held at 9:00 a.m. Eastern Daylight Time on Wednesday, May 21, 2014 at our corporate headquarters located at 27175 Energy Way, Novi, Michigan 48377.
6. Q:	What is the difference between a shareholder of record and a beneficial owner?
A:	You are considered a shareholder of record if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A.

You are considered a beneficial owner if your shares are held in a stock brokerage account or by a bank or other nominee. This is also commonly referred to as holding shares in "street name." As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares. You are also invited to attend the Annual Meeting. However, since as a beneficial owner you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a legal proxy from your bank, broker or other agent or nominee.
7. Q:	How do I cast my vote?
A:	If you are a shareholder of record, you may vote by:
(1)
Telephone, using the toll-free number 1-800-652-VOTE (8683), or if you requested printed proxy materials, by following the instructions on your proxy card. If you vote by telephone, do not mail in your proxy card.
(2)
Internet, going to the voting site at www.envisionreports.com/ITC and follow the instructions outlined on the secured website using certain information provided on the Notice of Internet Availability of Proxy Materials, or if you requested printed proxy materials, by following the instructions provided on your proxy card or vote instruction form. If you vote using the Internet, do not mail in your proxy card.
(3)
Written Proxy, if you received your proxy materials by mail, you may submit your written proxy by completing the proxy card enclosed with those materials and signing, dating and returning your proxy card by mail in the enclosed return envelope, which requires no additional postage if mailed in the United States.
	(4)	Attending the Annual Meeting and voting in person.

If you hold your shares in "street name" you should have received a vote instruction form from your bank or broker and you should follow the instructions given by that institution. If you are a "street name" owner and have a legal proxy from the shareholder of record, you may vote at the annual meeting.
8. Q:	How do I vote if I attend the Annual Meeting?
A:
If you are a shareholder of record, you can attend the Annual Meeting and vote in person the shares you hold directly in your name. If you choose to do that, you must present valid government-issued photo identification such as a driver's license or passport. If you want to vote in person at our Annual Meeting and you hold our common stock through a bank, broker or other agent or nominee, you must present valid government-issued photo identification such as a driver's license or passport and a power of attorney or other proxy authority from your broker, bank or other agent or nominee. Follow the instructions from your bank, broker or other agent or nominee, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. If you vote in person at the Annual Meeting, you will revoke any prior proxy you may have submitted.
9. Q:	How do I revoke or change my vote?
A:	You may revoke your proxy and change your vote at any time prior to voting at the Annual Meeting by:
(1) notifying our Corporate Secretary in writing;
(2) voting again by telephone or Internet (prior to May 21, 2014 at 1:00 a.m. Eastern Daylight Time), since only your latest vote will be counted;
(3) signing and returning, prior to the Annual Meeting, another proxy card that is dated after the date of your first proxy card; or
(4) voting in person at the Annual Meeting (if you are a shareholder of record or have a legal proxy from a shareholder of record).
Attendance at the Annual Meeting will not, by itself, revoke your proxy or change your vote. If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.
10. Q:	How many shares can vote at the Annual Meeting?
A:	As of the record date, 157,631,854 shares of our common stock were outstanding. Every shareholder of common stock is entitled to one vote for each share held.
11. Q:	What is a "quorum"?
A:
A "quorum" is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding and entitled to vote as of the record date. There must be a quorum present for the meeting to be held. All shares represented at the Annual Meeting in person or by proxy (including those voted by telephone or Internet) will be counted toward the quorum. Abstentions and withheld votes will be treated as shares represented at the meeting for purposes of determining the presence of a quorum.

12. Q:	Who will count the vote?
A:	A representative from Computershare Trust Company, N.A., our transfer agent, will count the votes and act as inspector of election.
13. Q:	Who can attend the Annual Meeting?
A:	All shareholders who owned shares on March 31, 2014 may attend the Annual Meeting. Please indicate whether you plan to attend when you vote your shares.
14. Q:	How will the voting on any other business be conducted?
A:
If any business is properly presented at the Annual Meeting, Cameron M. Bready and Daniel J. Oginsky, officers of the Company and the named proxies, generally will have authority to vote your shares voted on our proxy card on such matters in their discretion.
15. Q:	How is my proxy tabulated if I sign and date my proxy card but do not indicate how I want to vote?
A:
If you do not indicate on the proxy card how you want your votes cast, the named proxies (Mr. Bready or Mr. Oginsky, as your representatives) will vote your shares consistent with the recommendation of the Board of Directors: FOR all of the director-nominees in the Company's proxy statement, FOR the nonbinding proposal to approve the compensation of the Company's named executive officers, FOR the ratification of Deloitte & Touche LLP to act as our independent registered public accountants, FOR the approval of the amendment to our Employee Stock Purchase Plan and AGAINST the shareholder proposal (if properly presented at the meeting).
16. Q:	Will my shares be voted if I do not sign and return my proxy card or vote by telephone or Internet?
A:
If your shares are held in street name, your brokerage firm may vote your shares on "routine matters" (such as ratification of appointment of registered independent public accountants) but must otherwise leave your shares unvoted unless you provide voting instructions. We encourage you to provide instructions to your brokerage firm by completing the vote instruction form that they send to you. This enables your shares to be voted at the meeting as you direct. Your brokerage firm must receive instructions from you in order to vote your shares on the election of directors, the non-binding proposal to approve our executive compensation and the shareholder proposal.
If you are a shareholder of record and do not vote your proxy by telephone, Internet, mail or vote your shares in person at the Annual Meeting, your shares will not be voted.

17. Q:	Who pays the cost of the solicitation of proxies?
A:
The cost of soliciting proxies by our Board, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our shareholders, will be borne by the Company. Proxies will be solicited primarily by mail and may also be solicited by directors, officers and other employees of the Company without additional compensation. Copies of solicitation material will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. The Company has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record.

IMPORTANT NOTICE REGARDING DELIVERY OF ANNUAL REPORT AND PROXY STATEMENT

        To reduce the expenses of delivering duplicate materials to our shareholders, we are taking advantage of householding rules that permit us to deliver only one copy of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials to shareholders who share the same address, unless otherwise requested. Each shareholder retains a separate right to vote on all matters presented at the meeting.

        If you share an address with another shareholder and have received only one copy of the proxy statement and annual report or Notice of Internet Availability of Proxy Materials, you may write or call us to request a separate copy of the proxy statement and annual report or Notice of Internet Availability for Proxy Materials at no cost to you. For future annual meetings, you may request separate copies of the proxy statement and annual report or Notice of Internet Availability for Proxy Materials or request that we only send one copy to you if you are receiving multiple copies by writing to us at ITC Holdings Corp., Attn: Corporate Secretary, 27175 Energy Way, Novi, Michigan 48377, or calling us at (248) 946-3000.

 SECURITY OWNERSHIP OF MANAGEMENT AND MAJOR SHAREHOLDERS

        The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2014, except as otherwise indicated, by:

  •
  each current director;

  •
  each director nominee;

  •
  each of the persons named in the Summary Compensation Table under Compensation of Executive Officers and Directors;

  •
  all current directors and executive officers as a group; and

  •
  each person who is known by us to own beneficially 5% or more of our 157,631,854 outstanding shares of common stock, each of whom we refer to as a 5% Owner.

        The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on March 31, 2014 or within 60 days thereafter through the exercise of any stock option or other right. Unless otherwise indicated, each holder has sole investment and voting power with respect to the shares set forth in the following table:

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Joseph L. Welch(2)	2,881,113	1.8%
Cameron M. Bready	345,783	*
Linda H. Blair	799,611	*
Jon E. Jipping	594,981	*
Daniel J. Oginsky	321,243	*
Christopher H. Franklin	7,051	*
Edward G. Jepsen	181,849	*
William J. Museler	24,496	*
Hazel R. O'Leary	24,496	*
Thomas G. Stephens	3,292	*
G. Bennett Stewart, III	28,588	*
Lee C. Stewart	31,333	*
All current directors and executive officers as a group (12 persons)	5,243,836	3.3%
Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron(3)	15,430,809	9.8%
FMR LLC(5)	11,520,531	7.3%
BlackRock, Inc.(4)	10,986,567	7.0%
The Vanguard Group(7)	9,543,894	6.0%
Neuberger Berman Group LLC(6)	8,251,854	5.2%

*
Less than one percent

(1)
Includes unvested restricted stock grants and shares that may be acquired upon exercise of options that are currently exercisable or become exercisable prior to May 30, 2014. Shares set forth in the table are not subject to any pledge arrangements.

Name	Restricted Stock	Option Shares
Joseph L. Welch	187,101	1,474,404
Cameron M. Bready	70,698	262,218
Linda H. Blair	32,379	647,283
Jon E. Jipping	28,011	514,860
Daniel J. Oginsky	16,788	219,366
Christopher H. Franklin	5,947	—
Edward G. Jepsen	5,947	—
William J. Museler	5,947	—
Hazel R. O'Leary	5,947	—
Thomas G. Stephens	3,292
G. Bennett Stewart, III	5,947	—
Lee C. Stewart	5,947	—
All current directors and executive officers as a group	373,951	3,118,131
(2)
The amount shown in the table does not include 377,700 shares beneficially owned by the spouse of Mr. Welch. Mr. Welch has no voting or dispositive power with respect to, and disclaims beneficial ownership of such shares.

(3)
Based on information contained in a Schedule 13G/A filed on February 14, 2014, with information as of December 31, 2013, Baron Capital Group, Inc., or BCG, and Ronald Baron are "parent holding companies" and disclaim beneficial ownership of shares held by their controlled entities to the extent such shares are held by persons other than BCG or Mr. Baron. BAMCO, Inc. and Baron Capital Management, Inc., or BCM, are registered investment advisors and subsidiaries of BCG. Mr. Baron owns a controlling interest in BCG. BCG and Mr. Baron have shared voting power with respect to 14,575,809 shares, as well as shared dispositive power with respect to and beneficial ownership of 15,430,809 shares. BAMCO has shared voting power with respect to 12,955,905 shares, as well as shared dispositive power with respect to and beneficial ownership of 13,810,905 shares. BCM has shared voting power as well as shared dispositive power with respect to and beneficial ownership of 1,619,904 shares. Baron Capital Group, Inc. has shared voting power with respect to 14,575,809 shares, as well as shared dispositive power with respect to and beneficial ownership of 15,430,809 shares. The business address of BCG, BAMCO, BCM and Mr. Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(4)
Based on information contained in a Schedule 13G/A filed on January 29, 2014, with information as of December 31, 2013. The business address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)
Based on information contained in a Schedule 13G/A filed on February 14, 2014, with information as of December 31, 2013, FMR LLC has sole voting power over 135,789 shares and sole dispositive power over 11,520,531 shares directly or through various entities over which it has control. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(6)
Based on information contained in a Schedule 13G filed on February 12, 2014, with information as of December 31, 2013, Neuberger Berman Group LLC and Neuberger Berman LLC have shared voting power with respect to 7,964,730 shares, as well as shared dispositive power with respect to 8,251,854 shares. The business address of Neuberger Berman Group LLC and Neuberger Berman LLC is 605 Third Avenue, New York, NY 10158.

(7)
Based on information contained in a Schedule 13G filed on February 11, 2014, with information as of December 31, 2013, The Vanguard Group has sole voting power with respect to 106,233 shares, shared dispositive power with respect to 87,933 shares and sole dispositive power with respect to 9,455,961 shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

 PROPOSAL 1—ELECTION OF DIRECTORS

Background

        Our Bylaws provide for the election of directors at each annual meeting of shareholders. Each director serves until the next annual meeting and until his or her successor is elected and qualified, or until his or her resignation or removal. Directors are elected by a plurality of the votes cast, so that only votes cast "for" directors are counted in determining which directors are elected. Following the resignation of former director J.C. Watts, Jr. in January 2014, the Board set the number of directors on the Board of Directors at eight. Therefore, the eight directors receiving the most votes "for" will be elected. Withheld votes will have no effect on the vote for the election of directors, but may have ramifications under our Corporate Governance Guidelines.

        Under our Corporate Governance Guidelines, in any uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election is expected to tender his or her resignation to the Chairman of the Board promptly following certification of the shareholder vote, which resignation shall be effective only upon acceptance by the Board of Directors. In that event, within 90 days following certification of the voting results on the election, the Nominating/Corporate Governance Committee will determine whether to recommend acceptance of the director's resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Nominating/Corporate Governance Committee's recommendation not later than its next regularly scheduled meeting following receipt of such recommendation. The Nominating/Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation. The Company will promptly disclose the Board's decision-making process and decision regarding whether to accept the director's resignation offer in a Current Report on Form 8-K furnished to the Securities and Exchange Commission. The director in question generally will not participate in the Nominating/Corporate Governance Committee's or the Board's considerations of the appropriateness of his or her continued service, but may otherwise remain active and engaged in all other Board-related activities, deliberations and decisions while consideration of the director's resignation is ongoing.

        The Board of Directors recommends a vote FOR each of the director nominees. The named proxies will vote for the election of the nominees named in this proxy statement unless shareholders specify otherwise in their proxies. If any nominee at the time of election is unable to serve, or otherwise is unavailable for election, and if other nominees are designated by the Board of Directors, the persons named as the proxies on the accompanying proxy card intend to vote for such nominees. Management is not aware of the existence of any circumstance which would render the nominees named below unavailable for election. All of the nominees are currently directors of the Company.

Nominees For Directors

        Set forth below is information regarding the nominees for election. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

        Christopher H. Franklin, 49.    Mr. Franklin became a Director of the Company in August 2011. Mr. Franklin currently serves as President and Chief Operating Officer, Regulated Operations at Aqua America, Inc., a water and wastewater utility holding company, a position he has held since December 2011. Prior to this appointment, Mr. Franklin served as Regional President, Midwest and Southern Operations and Senior Vice President of Corporate and Public Affairs from 2010 to 2011 and Regional President, Southern Operations and Senior Vice President of Customer Operations & Public Affairs from 2007 to 2010 and has served in a variety of other operations, customer service and public affairs positions since joining Aqua America, Inc. in 1993. Prior to joining Aqua America, Inc., Mr. Franklin served as Regional Civic and Economic Development Officer for Peco Energy (Exelon) from 1990 to 1992. He began his career in 1987 as Congressional Aide to U.S. Congressman Richard Schulze. Mr. Franklin

currently sits on the Board of the Magee Rehabilitation Hospital and the Walnut Street Theatre. He also has served as a Director on the Southeastern Pennsylvania Transportation Authority. The Board selected Mr. Franklin to serve as a director due to his significant experience in the utility industry, as well as his knowledge of public policy matters.

        Edward G. Jepsen, 70.    Mr. Jepsen became a Director of the Company in July 2005. Since December 2010, Mr. Jepsen has served as the Chairman and CEO of Coburn Technologies, Inc., a privately held manufacturer and marketer of ophthalmic lens processing and diagnostic equipment. Mr. Jepsen currently serves as a director and is chair of the audit committee and a member of the nominating and corporate governance committee of the board of directors of Amphenol Corporation, a publicly traded manufacturer of electrical, electronic and fiber optic connectors, interconnect systems and cable. In the past five years, but not currently, Mr. Jepsen served as a director and chairman of the audit and finance committee and member of the compensation committee of Gerber Scientific, Inc. Mr. Jepsen served as Executive Vice President and Chief Financial Officer of Amphenol Corporation from 1989 to 2004. Prior to joining Amphenol Corporation, Mr. Jepsen worked at Price Waterhouse LLP from 1969 to 1988, ultimately attaining the position of partner. The Board selected Mr. Jepsen to serve as a director because of the expansive financial and accounting experience he obtained as a chief financial officer and Certified Public Accountant. Mr. Jepsen is an "audit committee financial expert" as defined in applicable SEC and NYSE rules.

        William J. Museler, 73.    Mr. Museler is an independent energy consultant. He became a Director of the Company in November 2006. Previously, he served as President and CEO of the New York Independent System Operator from 1999 to 2005. Prior to his service at NYISO, Mr. Museler held senior positions at the Tennessee Valley Authority from 1991 to 1999, Long Island Lighting Company from 1973 to 1991 and Brookhaven National Laboratory from 1967 to 1973. He has served as a federal representative for the North American Electric Reliability Council and as chairman of the Southeastern Electric Reliability Council. He was a member of the Secretary of Energy's Energy Advisory Board from 2001 to 2005 and is currently a director of the Independent Electric System Operator in Toronto, Ontario, Canada. The Board selected Mr. Museler to serve as a director due to his lifelong career in the utility industry, as well as his invaluable experience with electric reliability matters.

        Hazel R. O'Leary, 77.    Ms. O'Leary became a Director of the Company in July 2007. Ms. O'Leary served as the President of Fisk University in Nashville, Tennessee from 2004 through February 2013 and currently serves on the boards of directors of the Nashville Alliance for Public Education, Nashville Business Community for the Arts, World Wildlife Fund, Arms Control Association and CAMAC Energy Inc. Ms. O'Leary served as an Assistant Attorney General and Assistant Prosecutor in the state of New Jersey and was appointed to the Federal Energy Administration under President Gerald Ford and to the United States Department of Energy under President Jimmy Carter. Ms. O'Leary worked in the private sector as a principal at the independent public accounting firm of Coopers and Lybrand from 1977 to 1979. In 1981 she was named Vice President and General Counsel of O'Leary and Associates, a company focused on international economics as related to energy issues. She served in that capacity until 1989 and then returned as President from 1997 to 2001. In 1989, she became Executive Vice President for Environmental and Public Affairs for the Minnesota Northern States Power Company and in 1992 she was promoted to President of the holding company's gas distribution subsidiary. Ms. O'Leary served as the United States Secretary of Energy from 1993 to 1997 and as President and Chief Operating Officer for the investment banking firm Blaylock and Partners in New York from 2000 to 2002. Ms. O'Leary also served on the board of directors of UAL Corporation from 1999 to 2005. The Board selected Ms. O'Leary to serve as a director due to her unique combination of experience in government and in the utility industry.

        Thomas G. Stephens, 65.    Mr. Stephens became a Director of the Company in November 2012. Mr. Stephens retired in April 2012 from General Motors Company, a designer, manufacturer and marketer of vehicles and automobile parts, after 43 years with the company. Prior to his retirement,

Mr. Stephens served as Vice Chairman and Chief Technology Officer from February 2011 to April 2012, Vice Chairman, Global Product Operations from 2009 to 2011, Vice Chairman, Global Product Development in 2009, Executive Vice President, Global Powertrain and Global Quality from 2008 to 2009, Group Vice President, Global Powertrain and Global Quality from 2007 to 2008, Group Vice President, General Motors Powertrain from 2001 to 2007 and has served in a variety of other engineering and operations positions. Mr. Stephens is Vice Chairman of the Board of FIRST (For Inspiration and Recognition of Science and Technology) in Michigan robotics and is Chairman of the Board of the Michigan Science Center. The Board selected Mr. Stephens to serve as a director because of his strong technical and engineering background as well as his experience and proven leadership capabilities assisting a large organization to achieve its business objectives.

        G. Bennett Stewart, III, 61.*    Mr. Stewart became a Director of the Company in July 2006. In 1982, he co-founded Stern Stewart & Co., a global management consulting firm, where he served as Senior Partner until March 2006. Since then, Mr. Stewart has served as Chief Executive Officer of EVA Dimensions, a firm that offers corporate financial benchmark data, software tools for corporate financial intelligence, performance management, valuation modeling and executive decision support, and equity research services. Mr. Stewart has written and lectured widely in his 30 year professional career on topics such as accounting for value and management incentive plans. The Board selected Mr. Stewart to serve as a director because of his vast experience with executive compensation valuation and his unique insight into corporate governance matters.

        Lee C. Stewart, 65.*    Mr. Stewart, an independent financial consultant, became a Director of the Company in August 2005. Mr. Stewart currently serves as a director, chair of the compensation committee and a member of the finance committee of P.H. Glatfelter Company, as a director, chair of the compensation committee and member of the audit committee of AEP Industries, Inc. and as a director, chair of the conflicts committee and a member of the audit committee of Momentive Performance Materials Inc. Mr. Stewart also served as director, chair of the human resources and compensation committee and member of the audit committee of Marsulex, Inc. from 2000 to 2011 when the company was sold and ceased to exist. Previously, Mr. Stewart was Executive Vice President and Chief Financial Officer of Foamex International, Inc., a publicly traded manufacturer of flexible polyurethane and advanced polymer foam products, in 2001 and was Vice President responsible for all areas of Treasury at Union Carbide Corp., a chemicals and polymers company, from 1996 to 2001. Prior to that, Mr. Stewart was an investment banker for over 25 years. The Board selected Mr. Stewart to serve as a director due to his extensive board experience and his in depth knowledge of finance and capital raising through his experience as a treasury officer and an investment banker, which are critical elements in the execution of our business strategy. Mr. Stewart is also an "audit committee financial expert" as defined in applicable SEC and NYSE rules.

        Joseph L. Welch, 65.    Mr. Welch has been a Director and the President and Chief Executive Officer of the Company since it began operations in 2003 and served as its Treasurer until April 2009. Mr. Welch has also served as Chairman of the Board of Directors of the Company since May 2008. As the founder of ITCTransmission, Mr. Welch has had overall responsibility for the Company's vision, foundation and transformation into the first independently owned and operated electricity transmission company in the United States. Mr. Welch worked for DTE Electric Company (formerly Detroit Edison Company), or DTE Electric, and subsidiaries of DTE Energy Company, which we refer to collectively as DTE Energy, from 1971 to 2003. During that time, he held positions of increasing responsibility in the electricity transmission, distribution, rates, load research, marketing and pricing areas, as well as regulatory affairs that included the development and implementation of regulatory strategies. The Board selected Mr. Welch to serve as a director because he is the Company's President and Chief Executive Officer and he possesses unparalleled expertise in the electric transmission business.

*  G. Bennett Stewart, III and Lee C. Stewart are not related.

 CORPORATE GOVERNANCE

Director Independence

        Based on the absence of any material relationship between them and us, other than their capacities as directors and shareholders, the Board has determined that Ms. O'Leary and Messrs. Franklin, Jepsen, Museler, Stephens, Bennett Stewart, and Lee Stewart are "independent" under applicable NYSE and SEC rules for board members. Former directors, J.C. Watts Jr. and M. Michael Rounds were also determined to be "independent" under these rules. In addition, our Board has determined that, as the committees are currently constituted, all of the members of the Audit and Finance Committee, the Compensation Committee and the Nominating/Corporate Governance Committee are "independent" under applicable NYSE and SEC rules. None of the directors determined to be independent is or ever has been employed by us. The Company has made charitable contributions in amounts we deem immaterial to organizations with which certain of our directors have affiliations. The Board determined that these contributions would not interfere with the exercise of independent judgment by these directors in carrying out their responsibilities.

Meetings and Committees of the Board of Directors

        During 2013, our Board held 7 meetings, and acted via unanimous written consent on three other occasions. Each director attended 75% or more of the total number of meetings of the Board and committees of which he or she was a member in 2013. Mr. Lee Stewart was selected by our Board as Lead Director and to chair its executive sessions. These sessions were held several times throughout the year.

        Our policy is that all members of our Board are expected, absent a valid reason, to attend our annual shareholders' meetings. All directors who were serving as such at the time of last year's annual shareholders' meeting attended the meeting.

        Our Board has several standing committees, including but not limited to an Audit and Finance Committee, Compensation Committee, Nominating/Corporate Governance Committee and Operations Committee. The Board has adopted a written charter for each of these committees. The charters and our corporate governance guidelines are accessible on our website at www.itc-holdings.com through the "Corporate Governance" link on the "Investors" page.

Audit and Finance Committee

        The Audit and Finance Committee met 7 times during 2013. The members of the Audit and Finance Committee are Messrs. Franklin, Jepsen, Bennett Stewart and Lee Stewart, with Mr. Bennett Stewart serving as Chair. The Board has determined that Messrs. Jepsen and Lee Stewart are "audit committee financial experts," as that term is defined under SEC rules, and that all members of the Audit and Finance Committee satisfy all independence and other qualifications for Audit and Finance Committee members set forth in applicable NYSE and SEC rules. Our Audit and Finance Committee is responsible for, among other things, (1) selecting our independent public accountants, (2) approving the overall scope of the audit, (3) assisting our Board in monitoring the integrity of our financial statements, the independent public accountant's qualifications and independence, the performance of the independent public accountants and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing a report of our independent public accountants describing the firm's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, (5) discussing our annual audited and quarterly unaudited financial statements with management and our independent public accountants, (6) meeting separately and periodically with our management, internal auditors and independent public accountants, (7) reviewing with our independent public accountants any audit problems or difficulties and management's response, (8) setting clear hiring policies for employees or former employees of our independent public accountants, and (9) handling such other matters that are specifically delegated to the Audit and Finance Committee by our Board from time to time, as well as other matters as set forth in the committee's charter.

Audit and Finance Committee Report

        In accordance with its written charter, the Audit and Finance Committee provides assistance to our Board in fulfilling the Board's responsibility to our shareholders, potential shareholders and investment community relating to independent registered public accounting firm oversight, corporate accounting, reporting practices and the quality and integrity of the financial reports, including our internal controls over financial reporting.

        The Audit and Finance Committee received and reviewed a formal written statement from Deloitte & Touche LLP, our independent registered public accounting firm, describing all relationships between Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, to whom we refer collectively as Deloitte, and us that might bear on Deloitte's independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, discussed with Deloitte any relationships that may impact their objectivity and independence, and satisfied itself as to Deloitte's independence.

        The Audit and Finance Committee discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees" issued by the Public Company Accounting Oversight Board, and, with and without management present, discussed and reviewed the results of Deloitte's examination of the consolidated financial statements.

        The Audit and Finance Committee reviewed and discussed with management and Deloitte our consolidated audited financial statements as of and for the year ended December 31, 2013.

        Based on the above-mentioned reviews and discussions with management and Deloitte, the Audit and Finance Committee approved the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

CHRISTOPHER H. FRANKLIN            EDWARD G. JEPSEN            G. BENNETT STEWART            LEE C. STEWART

Compensation Committee

        The Compensation Committee met 7 times during 2013, and acted via unanimous written consent on one other occasion. Until January 9, 2014, the members of the Compensation Committee were Ms. O'Leary and Messrs. Museler, Stephens and Watts, with Mr. Museler serving as Chair. The current members of the Compensation Committee are Ms. O'Leary and Messrs. Museler, and Stephens, with Mr. Museler serving as Chair. All members of the Compensation Committee satisfy all independence and other qualifications for Compensation Committee members set forth in applicable NYSE rules. The Compensation Committee is responsible for (1) reviewing employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our executive officers, (3) reviewing and recommending to the full Board of Directors the compensation of our Chief Executive Officer, (4) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (5) reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters, (6) administration of stock plans and other incentive compensation plans and (7) such other matters that are specifically delegated to the Compensation Committee by our Board from time to time. The Compensation Committee has the sole authority to retain or receive advice from an advisor or consultant but only after taking into consideration, to the extent required by NYSE rules, all factors the Committee deems relevant to such advisor's independence from management. With respect to any advisor or consultant retained by the Committee, the Committee is directly responsible for such appointment, determining the terms and fees of any such retention and overseeing the work performed by the advisor or consultant. The Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee met 5 times during 2013. Until May 15, 2013, the members of the Nominating/Corporate Governance Committee were Ms. O'Leary, and Messrs. Jepsen, Rounds and Watts, with Ms. O'Leary serving as Chair. From May 15, 2013 until January 9, 2014, the members of the Nominating/Corporate Governance Committee were Ms. O'Leary, and Messrs. Jepsen and Watts, with Ms. O'Leary serving as Chair. The current members of the Nominating/Corporate Governance Committee are Ms. O'Leary, and Messrs. Jepsen and Bennett Stewart, with Ms. O'Leary serving as Chair. The Nominating/Corporate Governance Committee is responsible for (1) developing and recommending criteria for selecting new directors, (2) screening and recommending to our Board individuals qualified to become directors, (3) overseeing evaluations of our Board, its members and its committees and (4) handling such other matters that are specifically delegated to it by our Board from time to time. In identifying candidates for director, the Nominating/Corporate Governance Committee considers suggestions from incumbent directors, management or others, including shareholders. The committee also may retain the services of a consultant from time to time to identify qualified candidates for director. The committee reviews all candidates in the same manner without regard to who suggested the candidate. The committee selects candidates to meet with management and conduct an initial interview with the committee. Candidates whom the committee believes would be valuable additions to the Board are recommended to the full Board for election. Individuals recommended by shareholders for nomination as a director should be submitted to our Corporate Secretary and, if submitted in accordance with the procedures set forth in our annual proxy statement, will be forwarded to the Nominating/Corporate Governance Committee for consideration.

        As stated in the committee's charter, in selecting candidates, the committee will consider all factors it believes appropriate, which may include (1) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, technical skill, industry knowledge and experience, financial expertise, local or community ties, and (2) individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. Although it has no formal policy with regard to diversity, the Nominating/Corporate Governance Committee believes that the Board will function best when its members possess a broad range of backgrounds and expertise so that the Board as a whole reflects diverse but complementary skills and viewpoints.

Operations Committee

        The Operations Committee (formerly the Security, Safety, Environmental, Health and Reliability Committee) met 3 times during 2013. The current members of the Operations Committee are Messrs. Franklin, Museler, Stephens and Lee Stewart, with Mr. Franklin serving as Chair. The Operations Committee is responsible for (1) determining whether the Company has appropriate policies and management systems in place with respect to security, safety, environmental, health and reliability matters, (2) ensuring that the policies and their implementation support the Company's overall business objectives and meet the Company's obligations to its shareholders, employees and regulators, (3) monitoring and reviewing compliance with applicable laws, rules, regulations and industry standards, and management's criteria for determining compliance of the Company's security, safety, environmental, health and reliability policies and procedures, and reviewing performance against these criteria annually, (4) investigating any matter of interest or concern that the Committee deems appropriate while having sole authority to retain and terminate advisors, outside counsel or other experts for this purpose, (5) overseeing and reviewing issues and concerns which affect or could affect the Company's security, safety, environmental, health and reliability practices, (6) reviewing the scope, effectiveness, cost, objectivity and independence of security, safety, environmental, health and reliability related audits, reviewing any significant findings of internal and external audits and investigations and making recommendations to the Board of Directors as the Committee deems appropriate, (7) monitoring the adequacy of the Company's operational risk management process and reviewing the operational contingency planning process within the Company to ensure all security, safety, environmental, health and reliability risks are identified and that appropriate risk management processes are in place, (8) reviewing actions taken by the Company's management with respect to any security, safety, environmental, health and reliability deficiencies identified or improvements recommended, (9) reviewing periodically reports from the Company's management regarding (i) the Company's performance with respect to security, safety, environmental, health and reliability matters and compliance with applicable laws, (ii) significant risks to, and the physical and cyber security of, the Company's facilities and IT systems, (iii) significant security, safety, environmental, health and reliability related litigation and regulatory proceedings in which the Company is or may become involved and (iv) significant legislation or regulations, judicial decisions or other agreements, public policies or other developments involving security, safety, environmental, health and reliability matters in the electricity transmission sector that will or may have a material effect on the Company's business, (10) reporting regularly to the Board of Directors and (11) carrying out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the committee.

Board Leadership Structure / Role in Risk Oversight and Management

        The Board believes that Mr. Welch, the Company's President and Chief Executive Officer, is best situated to serve as Chairman of the Board because he is ultimately responsible for overseeing the day-to-day operation of the Company, identifying Company priorities and opportunities, and executing the Company's strategic plan. The Board also believes having Mr. Welch as Chairman better promotes the flow of information between management and the Board than would a chairman who is an outside director. The Board further believes that independent oversight of management is an important component of an effective board of directors and is essential to effective governance and has therefore appointed Mr. Lee Stewart as Lead Director of the Board. The roles and responsibilities of the Lead Director include:

  •
  Providing general leadership of the affairs of the independent directors;

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  Presiding over all executive sessions of the Board and all other meetings at which the Executive Chairman is not present, including summarizing discussions and communicating the same back to the Executive Chairman;

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  Serving as primary liaison between the independent directors and the Executive Chairman, including facilitating organization and communication among the independent directors;

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  In conjunction with the Chair of the Nominating/Corporate Governance Committee, identifying underperforming directors and providing appropriate counseling for improvement;

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  Participating in performance evaluations of the CEO;

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  Providing advice and consultation to the Executive Chairman and CEO;

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  Being available to consult with Committee Chairs;

  •
  Being available to discuss with any director any concerns that s/he may have regarding the Board, the Company, or the management team;

  •
  Being available as appropriate for consultation and direct communications with shareholders, customers, and other key constituents of the Company;

  •
  Providing leadership of the independent directors in anticipating and responding to crisis; and

  •
  Fulfilling such other duties as the Board may provide from time to time.

        The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director, is appropriate and in the best interest of shareholders because it provides the appropriate balance between company-specific expertise and independent management and risk oversight.

        The Board and its Committees play an active role in overseeing management of the Company's risks. The Audit and Finance Committee reviews financial risks including those related to internal controls and the annual financial audit, financial reporting, credit and liquidity. The Compensation Committee oversees the management of risks associated with the Company's executive compensation plans and arrangements. The Nominating/Corporate Governance Committee reviews and manages risks related to director independence and corporate governance. The Operations Committee oversees the risks associated with reliability compliance obligations, Company security plans, safety programs and environmental regulations. The full Board is regularly informed of and consulted about such risks through quarterly Committee reports as well as quarterly reports provided by members of the Company's senior management team.

Shareholder Communications

        Shareholder Proposals.    Any proposal by a shareholder of the Company to be considered for inclusion in the proxy statement for the 2015 annual meeting must be received by Wendy McIntyre, our Corporate Secretary, by the close of business on December 11, 2014. Such proposals should be addressed to her at our principal executive offices and should satisfy the informational requirements applicable to shareholder proposals contained in the relevant SEC rules. If the date for the 2015 Annual Meeting is significantly different than the first anniversary of the 2014 Annual Meeting, SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provides for an adjustment to the notice period described above.

        For shareholder proposals not sought to be included in our proxy statement, Section 4.11 of our Bylaws provides that, in order to be properly brought before the 2015 Annual Meeting, written notice of such proposal, along with the information required by Section 4.11, must be received by our Corporate Secretary at our principal executive offices no earlier than the close of business on January 21, 2015 and no later than February 20, 2015. If the 2015 annual meeting date has been significantly advanced or delayed from the first anniversary of the date of the 2014 annual meeting, then notice of such proposal must be given not earlier than the close of business on the 120th day before the meeting and not later than the 90th day before the meeting or, if later, the 10th day after the first public disclosure of the date of the annual meeting. A proponent must also update the information provided in or with the notice at the times specified in our Bylaws.

        Only persons who are shareholders both as of the giving of notice and the date of the shareholder meeting and who are eligible to vote at the shareholder meeting are eligible to propose business to be brought before a shareholder meeting. The proposing shareholder (or his qualified representative) must attend the shareholder meeting in person and present the proposed business in order for the proposed business to be considered.

        Nominees.    Shareholders proposing director nominees at the 2015 annual meeting of shareholders must provide written notice of such intention, along with the other information required by Section 4.11 of our Bylaws, to our Corporate Secretary at our principal executive offices no earlier than the close of business on January 21, 2015 and no later than the close of business on February 20, 2015. If the 2015 annual meeting date has been significantly advanced or delayed from the first anniversary of the date of the 2014 annual meeting, then the notice and information must be given not earlier than the close of business on the 120th day before the meeting and not later than the 90th day before the meeting or, if later, the 10th day after the first public disclosure of the date of the annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be given in accordance with the procedures set forth in our Bylaws no earlier than the close of business on the 120th day before and not later than the close of business on the 90th day before the date of such special meeting or, if later, the

10th day after the first public disclosure of the date of such special meeting. Notwithstanding the foregoing, if the number of directors to be elected is increased and there is no public disclosure regarding such increase or naming all of the nominees for director at least 100 days prior to the first anniversary of the prior year's annual meeting, then shareholder notice with regard to nomination of directors shall be considered timely if received by our Corporate Secretary no later than the tenth day following public disclosure of the increase in the number of directors to be elected. A proponent must also update the information provided in or with the notice at the times specified by our Bylaws. Nomination notices which do not contain the information required by our Bylaws or which are not delivered in compliance with the procedure set forth in our Bylaws will not be considered at the shareholder meeting.

        Only persons who are shareholders both as of the giving of notice and the date of the shareholder meeting and who are eligible to vote at the shareholder meeting are eligible to nominate directors. The nominating shareholder (or his qualified representative) must attend the shareholder meeting in person and present the proposed nominee in order for the proposed nominee to be considered.

        The Nominating/Corporate Governance Committee's policy is to review the qualifications of candidates submitted for nomination by shareholders and evaluate them using the same criteria used to evaluate candidates submitted by the Board for nomination.

        Communications with the Board.    A person who wishes to communicate directly with our Board or with an individual director should send the communication, addressed to the Board or the individual director, to our executive offices at the address shown on the first page of this proxy statement and the communication will be forwarded to the director or directors to whom it is addressed.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors, including our chief executive officer, chief financial officer and principal accounting officer. The Code of Business Conduct and Ethics, as currently in effect (together with any amendments that may be adopted from time to time), is available on our website at www.itc-holdings.com through the "Corporate Governance" link on the "Investors" page. In the future, to the extent any waiver is granted or amendment is made with respect to the Code of Business Conduct and Ethics that requires disclosure under applicable SEC rules, we intend to post information regarding such waiver or amendment on the "Corporate Governance" page of our website.

 EXECUTIVE OFFICERS

        Set forth below are the names, ages and titles of our current executive officers and a description of their business experience. Our executive officers serve as executive officers at the pleasure of the Board of Directors.

        Joseph L. Welch, 65.    Mr. Welch's background is described above under "Election of Directors—Nominees for Directors."

        Linda H. Blair, 44.    Ms. Blair has served as Executive Vice President and Chief Business Officer of the Company since June 2007. Ms. Blair is responsible for managing each of our regulated operating companies and the necessary business support functions, including regulatory strategy, federal and state legislative affairs, community government affairs, human resources, and marketing and communications. Prior to this appointment, Ms. Blair served as our Senior Vice President—Business Strategy and was responsible for managing regulatory affairs, policy development, internal and external communications, community affairs and human resource functions. Ms. Blair was Vice President—Business Strategy from March 2003 until she was named Senior Vice President in February 2006. Prior to joining the Company, Ms. Blair was the Manager of Transmission Policy and Business Planning at ITCTransmission for two years when it was a subsidiary of DTE Energy and was a supervisor in DTE Electric's regulatory affairs department for two years. Ms. Blair currently serves as a member of the Board of Directors for The Heat and Warmth Fund and also serves as President of the Novi Parks Foundation.

        Cameron M. Bready, 42.    Mr. Bready has served as Executive Vice President and Chief Financial Officer since January 2011. Mr. Bready is responsible for the Company's accounting, finance, treasury, internal audit, investor relations and other related financial functions as well as our development efforts. Prior to this appointment, Mr. Bready served as Senior Vice President and Chief Financial Officer from April 2009 to January 2011 and also served as Treasurer from April 2009 until February 2012. Prior to joining the Company, Mr. Bready served for one and a half years as vice president of finance at Northeast Utilities in Hartford, Connecticut, where he was responsible for the financial assessment and structuring of the company's Federal Energy Regulatory Commission, or FERC, regulated transmission and state regulated distribution infrastructure investments in the Northeast. He also oversaw financial policy matters, including cost of capital and capital structure requirements and dividend policy, as well as all corporate financial planning and analysis functions. Prior to this post, Mr. Bready served for seven and a half years in various senior management positions at Mirant Corporation, a publicly traded wholesale electricity generator based in Atlanta, Georgia, and prior to Mirant, he worked for six years as a senior manager in the Transaction Advisory practice at Ernst & Young and as an audit manager for Arthur Andersen. Mr. Bready currently serves as a member of the Board of Trustees of Oglethorpe University and as Vice Chairman of the Board of Trustees of the Judson Center.

        Jon E. Jipping, 48.    Jon E. Jipping has served as our Executive Vice President and Chief Operating Officer since June 2007. In this position, Mr. Jipping is responsible for transmission system planning, system operations, engineering, supply chain, field construction and maintenance, and information technology, facilities and safety. Prior to this appointment, Mr. Jipping served as our Senior Vice President—Engineering and was responsible for transmission system design, project engineering and asset management. Mr. Jipping joined us as Director of Engineering in March 2003, was appointed Vice President—Engineering in 2005 and was named Senior Vice President in February 2006. Prior to joining the Company, Mr. Jipping was with DTE Energy for thirteen years. He was Manager of Business Systems & Applications in DTE Energy's Service Center Organization, responsible for implementation and management of business applications across the distribution business unit, and held positions of increasing responsibility in DTE Energy's Transmission Operations and Transmission Planning department. Mr. Jipping currently serves as a member of the Advisory Board of the Michigan Technological University College of Engineering.

        Daniel J. Oginsky, 41.    Mr. Oginsky joined us as our Vice President and General Counsel in November 2004 and was named Senior Vice President and General Counsel in May 2009. In this position, Mr. Oginsky is responsible for the legal affairs of the Company and oversees the legal department, which includes the legal, corporate secretary, real estate, contract administration and corporate compliance functions. Mr. Oginsky also served as the Company's Secretary from November 2004 until June 2007. Prior to joining the Company, Mr. Oginsky was an attorney in private practice for five years with various firms, where his practice focused primarily on representing ITCTransmission and other energy clients on regulatory, administrative litigation, transactional, property tax and legislative matters. Mr. Oginsky currently serves as a member of the Advisory Board of Directors of Belle Tire, Inc., the Board of Visitors for James Madison College at Michigan State University, the Advisory Board of the George Washington University Law School Energy Law Initiative, and the Providence Health Foundation Board of Trustees.

 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis describes the elements of compensation for our chief executive officer, our chief financial officer and the three other most highly compensated executive officers who were serving as such at December 31, 2013. We refer to these individuals collectively as the named executive officers or NEOs.

        The Company's named executive officers for 2013 were:

Name	Position
Joseph L. Welch	President and Chief Executive Officer
Cameron M. Bready	Executive Vice President and Chief Financial Officer
Linda H. Blair	Executive Vice President and Chief Business Officer
Jon E. Jipping	Executive Vice President and Chief Operating Officer
Daniel J. Oginsky	Senior Vice President and General Counsel

  Executive Summary

        The Compensation Committee is responsible for determining the compensation of our NEOs and administering the plans in which the NEOs participate. The goals of our compensation system are to attract first-class executive talent in a competitive environment, and to motivate and retain key employees who are crucial to our success by rewarding Company and individual performance that promotes long-term sustainable growth and increases shareholder value. The key components of our NEOs' compensation package include base salary, annual cash bonus, long-term equity incentives consisting of stock options and restricted stock, as well as certain perquisites and other benefits. In determining the amount of NEO compensation, we consider competitive compensation practices by our peer companies, the executive's individual performance against objectives, the executive's responsibilities and expertise, and our performance in relation to annual goals that are designed to strengthen and enhance our value.

        We believe our growth and success is attributable in part to our highly talented and motivated executive team. These executives are dedicated to delivering on our commitments made to customers, stakeholders and shareholders. Our results flow from the execution of our strategy, which is premised on investing in our core systems to achieve operational excellence while building on our leadership position in establishing a 21st century electric transmission grid in the areas we serve. It is this strategy that drove our solid operations and strategic and financial results for 2013 and will continue to drive our performance going forward.

        In 2013, the Company reported another year of strong financial results. Our stock performance in 2013 reflected our success with a total shareholder return of approximately 27%. Our total shareholder return has outperformed the Dow Jones Utility Index every year since our initial public offering in July 2005 and we have produced a total shareholder return over that period of approximately 414%. We are very pleased with our ability to execute our strategy in a way that delivers significant benefits to our customers while also providing excellent shareholder returns and remain committed to doing so going forward. We have also been steadfast in delivering sustainable dividend growth. We increased our dividend approximately 13% in August of 2013, a significant increase over the average annual increase of 6% in past years. With the increase in 2013, our dividend has increased approximately 62% since we instituted our first dividend in August 2005. We expect to continue to grow our dividend in a manner that keeps pace with our earnings growth, resulting in our dividend becoming a more meaningful element of our overall shareholder return proposition.

        In view of these and other factors, the Compensation Committee made the following decisions with regard to executive compensation in 2013:

  •
  Base salary increases were provided to our NEOs to better align their total compensation with peer group median levels.

  •
  We paid out cash incentive bonuses for 2013 at 136% of target. This was based on achieving 85% of the performance targets established under the plan in early 2013. As calculated in accordance with the terms of our annual corporate performance bonus plan, our 2013 total return to shareholders was 23.5%, which was the fifth highest return and ranked in the 75th percentile compared to the Dow Jones Utility Average Index companies. This ranking equated to a performance factor of 1.6. See "Compensation Discussion and Analysis — Key Components of Our NEO Compensation Program — Bonus Compensation."

  •
  We paid modest discretionary cash bonuses in conjunction with 1) the successful completion of certain significant regulatory milestones relating to the Hugo-Valliant transmission project and 2) the successful completion of certain significant regulatory milestones relating to the KETA Phase I and KETA Phase II transmission projects.

  •
  We granted long-term equity incentive awards to our NEOs. Total award values were determined as a percentage of their base salary and weighted between grants of restricted stock and options to continue our focus on rewarding and motivating performance and to further align their interests with those of shareholders.

  •
  In response to discussions with shareholders and shareholder advisory services following the results of last year's "say on pay" vote, we adopted a compensation recoupment policy, eliminated most tax gross-ups, in each case as of January 1, 2014, modified our equity grant agreements to implement a "double trigger" change in control acceleration of vesting for grants beginning in 2014 and re-affirmed our peer group.

        "Realizable pay" levels have been presented to provide additional insight into how actual pay levels compared to ASC Topic 718 accounting values presented in the summary compensation table under "Summary Compensation". The key difference is that equity compensation values reported in the summary compensation table represent value at grant based on various assumptions, while "realizable pay" is the intrinsic value of the award at the end of a defined period of time.

        The table below compares the average annual compensation for the three-year period ended December 31, 2013 for each NEO from the summary compensation table to each NEO's "realizable pay". "Realizable pay" includes base salary, earned bonus, equity awards granted within the three-year period, and other reported compensation. Special bonus payments, however, have been excluded since they are associated with option awards granted in 2003 and 2005. In addition, changes in pension values have been excluded as they can vary significantly based on executive age and years of service.

	3 Year Average Compensation (2011 - 2013)
NEO	Summary Compensation Table	Realizable Pay	Realizable Pay as % of Summary Compensation
Joseph L. Welch	$5,072,979	$5,487,066	108%
Cameron M. Bready	$2,083,720	$2,162,074	104%
Linda H. Blair	$2,142,792	$2,221,632	104%
Jon E. Jipping	$1,894,346	$1,974,618	104%
Daniel J. Oginsky	$1,266,385	$1,299,479	103%

        Average "realizable pay" over the recently completed three-year period ending December 31, 2013 was well aligned with the summary compensation table values. Our total shareholder return performance relative to our peers for the same three-year period was in the 87th percentile.

        We also reviewed the Company's CEO three-year average "realizable pay" rank and three-year total shareholder return rank relative to peer group levels and found pay to be aligned with performance levels.

ITC CEO Relative Pay-for-Performance Alignment
3-Year CEO Realizable Pay vs. Total Shareholder Return Performance

  Overview and Philosophy

        The objective of our compensation program is to attract, retain, and motivate exceptional managers and employees, and to maintain the focus of those managers and employees on providing value to customers and shareholders by:

  •
  Performing best-in-class utility operations;

  •
  Improving reliability, reducing congestion, and facilitating access to generation resources; and

  •
  Utilizing our experience and skills to seek and identify opportunities to invest in needed transmission and to optimize the value of those investments.

        Our compensation program is designed to motivate and reward individual and corporate performance. Our compensation philosophy is to:

  •
  Provide for flexibility in pay practices to recognize our unique position and growth proposition;

  •
  Use a market-based pay program aligned with pay-for-performance objectives;

  •
  Be competitive with the market in all pay elements relating to compensation for current services, while leveraging incentives where possible;

  •
  Utilize compensation studies to verify competitiveness and ensure continued competitiveness;

  •
  Align long-term incentive awards with improvements in shareholder value;

  •
  Provide benefits through flexible, cost-effective plans and maintain above-market benefits while taking into account business needs and affordability; and

  •
  Provide other non-monetary awards to recognize and incentivize performance.

  Risk and Reward Balance

        When reviewing the compensation program, the Compensation Committee considers the impact of the program on the Company's risk profile. The Compensation Committee believes that the compensation program has been structured with the appropriate mix and design of elements to provide strong incentives for executives to balance risk and reward, without incentivizing excessive risk taking. The Company's compensation programs do not create risks that are reasonably likely to have a material adverse impact on the Company, which is validated through a risk assessment of incentive-based compensation plans each year.

        Risk Mitigating Factors.    Risk mitigating factors with respect to the Company's compensation programs include a market competitive pay mix, tying pay to performance through annual and long-term incentive plans, caps on bonus payouts, measures that are both financially and operationally focused, a compensation recoupment policy, share ownership guidelines, regular review of share utilization (overhang, dilution and run rates), regular review of NEO tally sheets and engagement of an independent compensation consultant.

        Pay Mix.    The pay mix of our CEO and NEOs is generally aligned with market practices with slightly more emphasis on annual incentives than our peer group. Our pay mix places more emphasis than our peer group on variable pay compared to fixed pay, where variable pay is linked to Company performance and/or stock performance.

  Role of Shareholder Say-on-Pay Vote

        At the Company's annual meeting of shareholders held in May 2013, our executive compensation program passed by a vote of approximately 62%. This result was a significant change from the approximately 97% favorable votes received in 2012. The vote outcome was disappointing, especially since our executive compensation program remained substantially the same as in the prior year. Institutional Shareholder Services, or ISS, a major shareholder advisory service provider, recommended a vote against our say on pay proposal in 2013, while Glass Lewis, another major shareholder advisory service provider, recommended a vote in favor.

        Since the 2013 annual meeting, members of our management team have met with many of our largest shareholders. While we are sensitive to their perspectives and any specific concerns they may raise with regard to our pay practices, these shareholders did not express any such concerns. In addition, the

Compensation Committee engaged in a comprehensive review of the issues raised by ISS that led to its "AGAINST" recommendation. Following these discussions and the Compensation Committee's comprehensive review, we made the following changes to our executive compensation program:

  •
  Re-examined our peer group.  We believe peer group composition was the root cause for ISS's negative recommendation in 2013, since its analyses are mostly driven by peer group comparisons. In response, we re-examined our peer group and re-affirmed the group based on our company's unique business model as the only stand-alone electricity transmission provider. Our peer group accounts for the complexity in our business relative to other publicly-traded utility companies, our geographic footprint, the scope of our investments, our growth and diversification plans, and our projected future size. Peer companies were selected based on market capitalization and level of net income rather than revenue or assets. While we recognize that revenue is a common standard for establishing a peer group, it is not a good representation of our company given our unique structure. Most utilities with whom we would be compared in a more traditional peer group reflect fuel expense as a significant portion of their revenues. However, we do not incur or pass-through fuel related expenses or revenues; therefore our revenue would appear artificially lower by comparison.

  •
  Eliminated tax gross-ups.  In view of market trends in executive compensation, we eliminated the reimbursement (tax gross-up) for income taxes related to the inclusion of the value of the perquisites by the Company, effective January 1, 2014, except for the CEO. The current CEO, Mr. Welch, retains this benefit; however, the benefit will not continue for the CEO beyond Mr. Welch's tenure with the Company. Although there was no contractual obligation to maintain this benefit for Mr. Welch, the Compensation Committee determined that this benefit was negotiated with Mr. Welch as part of his initial employment with the Company, that it would be unfair to him to eliminate the benefit at this time and that the impact of maintaining the benefit for a limited time until his retirement would not be material to the Company.

  •
  Added double-trigger change in control provision.  We modified the vesting of future equity grants upon a change in control so that the provision has a "double-trigger;" that is, accelerated vesting requires both a change in control and a qualified termination.

  •
  Adopted a compensation recoupment policy.  In anticipation of Dodd-Frank regulations, we adopted a formal compensation recoupment or "clawback" policy, which gives the Compensation Committee authority to recover or reduce excess cash or other incentive-based or equity-based compensation based on certain financial results that are subsequently restated.

  •
  Revised annual bonus plan.  For 2014, the annual bonus plan for executives was restructured to place added emphasis on the Company's financial performance; however, the maximum potential bonus opportunity for participating executives remains unchanged as a percent of base salary. The Total Shareholder Return performance factor, which represented 50% of the total bonus opportunity in 2013, will be included as an independent measure in 2014, increasing our focus on providing shareholder value independent of operational goals. Operational performance measures will continue to represent 40% of the target bonus, reflecting the inherent importance of driving operational performance, reliability and needed investment in our transmission system for the benefit of our customers. See "Compensation Discussion and Analysis — Key Components of Our NEO Compensation Program — Bonus Compensation."

        The Compensation Committee continues to review and evaluate with its consultant executive compensation trends and practices, and may modify the program or philosophy from time to time as it deems necessary or appropriate and in the best interests of the Company. In addition, the Company found its shareholder outreach meetings to be helpful and plans to hold meetings of this nature in the future to provide shareholders with the opportunity to provide feedback around compensation and governance-related matters.

        The Company provides shareholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of shareholders. It is expected that the next such vote after the 2014 annual meeting will occur at the 2015 annual meeting of shareholders.

  Role of Compensation Consultant

        In 2013, the Compensation Committee continued to engage Mercer (US), Inc., or Mercer, as its advisor on executive and compensation issues, to provide market data on all of the components of compensation, including salary, bonus, long-term incentives and total compensation, for all executive officers, including the NEOs. The Compensation Committee engaged Mercer to provide market data and comments about the design of our executive compensation programs with respect to both market practice and the unique strategic goals of our business model. The Compensation Committee also engaged Mercer to review the competitiveness of the current compensation levels of our Directors. Mercer was engaged by and reported to the Compensation Committee and, at the Compensation Committee's discretion, participated in its meetings and executive sessions.

        The Company purchased Mercer's annual salary and benefits surveys and engaged Mercer for a discrete and limited general employee compensation project in 2012 that was completed in early 2013. It is possible that the Company may utilize Mercer's consulting services for other specific projects in the future.

        Total fees paid to Mercer for consulting services relating to executive and director compensation were $154,805 for 2013. All services provided by Mercer were approved by the Compensation Committee.

        Annually, the Compensation Committee assesses the independence of Mercer, taking into consideration all factors relevant to independence, including the factors specified in the NYSE listing standards. Mercer provides the Compensation Committee with written confirmation of its independence and the existence of any potential conflicts of interest. The Compensation Committee also obtains an understanding of the policies and procedures that Mercer has in place to prevent conflicts of interest, confirms that there are no personal or business relationships between Mercer and members of the Board and our executive officers and validates that employees of Mercer who perform consulting services do not own any of our common stock. After considering these factors, the scope of services provided by Mercer, and the amount of fees paid for executive compensation consulting and other valuation services, pursuant to SEC and NYSE rules the Compensation Committee has concluded that no conflict of interest exists that would prevent Mercer from serving the Compensation Committee as its independent consultant.

  Benchmarking and Relationship of Compensation Elements

        The Compensation Committee benchmarks total compensation paid to our NEOs as well as the base salary, annual cash bonus opportunity and long term equity components to compensation paid to comparable executives by a peer group of companies approved by the Compensation Committee. In February 2013, the Compensation Committee, through Mercer, updated its 2012 benchmarking study that compared NEO total compensation, including base salary, annual bonus awards and long term incentives to the 50th percentile of market compensation among selected peer companies listed below. The updated study indicated that total compensation paid to our NEOs is closely aligned with peer group median levels for NEO compensation at our peer companies.

        The Compensation Committee selected a peer group comprised of regulated utility companies that are geographically diverse. This approach was used given that we are the only publicly traded company that exclusively owns stand-alone electricity transmission companies. Specific peers were selected from among regulated utilities, considering market capitalization and level of net income rather than revenue or assets given our unique business model. This peer group also accounts for the complexity in our business relative to other publicly-traded utility companies, the scope of our investments, our growth and diversification plans, and our projected future size. The methodology used by the Compensation Committee to determine the composition of the peer group was confirmed by advice from Mercer as to its reasonableness.

Periodically, the composition of the peer group is reviewed and updated for consistency with the profile of the Company. The peer group used in 2013 consisted of the following entities:

AGL Resources Inc.	Alliant Energy Corporation
Atmos Energy Corporation	CMS Energy Corporation
Great Plains Energy Incorporated	MDU Resources Group, Inc.
National Fuel Gas Company	Northeast Utilities
NV Energy, Inc.	OGE Energy Corp.
Pepco Holdings, Inc.	Questar Corporation
Scana Corporation	UGI Corporation
Wisconsin Energy Corporation

        NSTAR was removed from the peer group in 2013 because it merged with Northeast Utilities in 2012. In addition to the Compensation Committee's benchmarking analysis, our chief executive officer reviews and examines market survey compensation levels and practices, as well as individual responsibilities and performance, our compensation philosophy and other related information to determine the appropriate level of compensation for each of our NEOs. Mr. Welch evaluates the performance of the NEOs, other than himself, and makes recommendations on their salaries, bonus targets and long-term incentive awards. The Compensation Committee considers these recommendations in its decision making and confers with its compensation consultant to understand the impact and result of any such recommendations. The Compensation Committee evaluates our CEO's performance and uses market data and recommendations from its compensation consultant to determine Mr. Welch's compensation.

        The Compensation Committee reviews and considers each element of compensation and all elements of compensation together in measuring total compensation packages as part of its benchmarking analyses and in measuring compensation packages against the objectives of our compensation program. In making compensation determinations, the Compensation Committee has not determined that compensation elements are to be set according to a pre-set or formulaic mix. The Compensation Committee retains full discretion to consider or disregard data collected through benchmarking or peer group studies in the course of setting executive compensation levels. Compensation decisions are inherently subjective and, consequently, are also considered in the context of individual and Company performance, retention concerns, the importance of the position, internal equity and other factors.

Key Components of Our NEO Compensation Program

        The key components of our executive compensation program are discussed below. The elements in the table immediately below include the principal components of our program. The other elements of our executive compensation programs are discussed below under the heading Other Components of Our Executive Compensation Programs which summarize the benefit programs that are available to our NEOs.

Principal Components of our Compensation Program

Component	Purpose	Form	Pay-for-Performance	Comment
Base Salary	Provide sufficient competitive pay to attract and retain experienced and successful executives.	Cash	Adjustments to base salary consider individual performance and contributions to the business with reference to base salary levels of executives at peer companies.	Annual fixed cash compensation. Reflects employee's level of responsibility, expertise, and individual performance.
Bonus Compensation	Encourage and reward contributions to our corporate performance goals.	Cash
			The potential award amount varies with the degree to which we achieve our annual corporate performance goals and our relative total return to shareholders compared to the Dow Jones Utility Average Index companies.	Annual variable cash compensation. The Compensation Committee determines the goals and amounts of the annual bonus each year.
Long-term Incentives
Encourage equity ownership, reward building long-term shareholder value and retain NEOs. We provide a mix of equity award types to balance these objectives.
Stock Options:
Reward stock price appreciation.
Restricted Stock:
	Maintain retention value through short-term market volatility. Value increases or decreases with stock price, aligning the interests of the recipient with shareholders' interests.	Stock Options and Restricted Stock Awards
The potential value created by appreciation in our stock price motivates our NEOs' individual performance, which encourages them to achieve strong company performance and, in turn, results in increased shareholder value.
Long-term variable stock-based compensation. The Compensation Committee determines the amounts and value of these awards each year. We encourage stock ownership through guidelines applicable to all of our NEOs.

        Base Salary.    The base salary component of each NEO's annual cash compensation is based on the job responsibilities and individual contribution of each NEO and with reference to base salary levels of executives at peer companies.

        In May 2013, the Compensation Committee approved an increase to the base salaries of each of the NEOs. The Compensation Committee considered the performance of each individual, growth in his or her job responsibilities and the continued growth of the Company. The Compensation Committee also took into account the results of the benchmarking analysis conducted by Mercer.

        Accordingly, base salaries of our NEOs were modified as follows:

NEO	Salary Before Increase	Salary After Increase	Percent Increase
Joseph L. Welch	$946,400	$984,000	4.0%
Cameron M. Bready	$504,000	$569,000	12.9%
Linda H. Blair	$524,000	$591,000	12.8%
Jon E. Jipping	$464,000	$483,000	4.1%
Daniel J. Oginsky	$325,000	$385,000	18.5%

        We provided salary increases to better align the NEOs' base salary levels with peer group median levels. Mr. Welch's and Mr. Jipping's base salaries approximate the 50th percentile of the peer group, while the other NEOs' base salaries fell below the peer group medians.

        Bonus Compensation.    Annual bonus awards based on corporate performance goals, as well as occasional cash bonuses made on a discretionary basis upon completion of significant projects or milestones are used to provide incentives for and to reward contributions to our growth and success. Annual corporate performance bonuses awarded to NEOs for 2013 are listed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table in this proxy statement, NEOs' discretionary bonuses for 2013 are listed in the Bonus column of the Summary Compensation Table, and each are described below. Some of the NEOs also participate in the Executive Group Special Bonus Plan, described below. Amounts paid under this plan are reflected in the Bonus column of the Summary Compensation Table.

        Early each year, the Compensation Committee approves our annual corporate performance bonus plan goals and targets, which are based on key Company objectives relating to operational excellence and superior financial performance. The same corporate performance goals and targets are used in determining annual bonus compensation for all of our employees. The corporate performance goals and targets, accordingly, are designed to align the interests of customers, shareholders, management and all employees, and encourage teamwork and coordination among all of our executives and employees with a common focus on the growth and success of the Company. Target levels for the corporate performance goals are determined based on long-term strategic plans, historical performance, expectations for future growth and desired improvement over time.

        The annual bonus plan performance goals are individually weighted. Weights are assigned to each goal based on areas of focus during the year and difficulty in achieving target performance. Weights are also assigned so that there is a balance between operational and financial goals. Each goal operates independently, and, for most goals, there is not a range of acceptable performance; if a goal is not achieved, there is no payout for that goal. We do not pay for achieving below-target performance on any goal, but we will pay for achievement of target performance on those goals that are achieved even though other goals may not be achieved. The bonus goal targets are established to motivate employees towards operational excellence and superior financial performance and are designed to be challenging to meet, while remaining achievable. Corporate performance goal criteria approved by the Compensation Committee for 2013, the rationale for the target (in some cases in relation to the prior year target) and actual bonus results, were as follows:

Goal	Rationale for Goal	Rationale for Target	Weight	2013 Bonus Payout
Safety as measured by lost time	Maintaining the safety of our employees and contractors is a core value and is at the foundation of our success.	Target number of incidents remained the same as prior years and is based on industry top decile performance which reflects an aggressive view and philosophy on the importance of safety.	2.5%-5%	5%
Safety as measured by recordable incidents	Maintaining the safety of our employees and contractors is a core value and is at the foundation of our success.	Target number of incidents remained the same as prior year and is based on industry top decile performance which reflects an aggressive view and philosophy on the importance of safety.	5%	5%
Compliance with NERC mandatory reliability standards	Compliance with NERC mandatory reliability standards is critical to ensuring system reliability. Goal was established to drive culture of compliance in ever changing and increasing compliance requirements.	The goal remained unchanged from prior year and is based on anecdotal experience that suggests that violations within this range are well within the top quartile of the industry.	10%	0%
ITCTransmission outage frequency	Reducing and limiting system outages are critical to ensuring system reliability.	Target outage was increased by two. This increase reflects the movement of the top decile performance benchmark.	5%	5%
METC outage frequency	Reducing and limiting system outages is critical to ensuring system reliability.	Target outages were decreased compared to prior year. This decrease reflects the movement of the top decile performance benchmark.	5%	5%
ITC Midwest outage frequency	Reducing and limiting system outages is critical to ensuring system reliability.	Target outage number was decreased to drive improvement from 3rd to 2nd quartile performance.	5%	0%

Goal	Rationale for Goal	Rationale for Target	Weight	2013 Bonus Payout
ITC Midwest outage restoration	Reducing and limiting system outages is critical to ensuring system reliability.	Goal for ITC Midwest restoration time was unchanged.	5%	5%
ITCTransmission Field Operation and Maintenance Plan	Performing necessary preventive maintenance is critical to ensuring system reliability.	Target was reflective of goal to complete the normal maintenance schedule of high priority maintenance activities.	5%	5%
METC Field Operation and Maintenance Plan	Performing necessary preventative maintenance is critical to ensuring system reliability.	Target was reflective of goal to complete the normal maintenance schedule of high priority maintenance activities.	5%	5%
ITC Midwest Field Operation and Maintenance Plan	Performing necessary preventative maintenance is critical to ensuring system reliability.	Target was reflective of goal to complete the normal maintenance schedule of high priority maintenance activities.	5%	5%
ITCTransmission, METC, ITC Midwest, and ITC Great Plains Capital Project Plan on a Combined Basis	Performing necessary system upgrades is critical to ensuring system reliability, providing a robust transmission grid and delivering financial performance.	Target was slightly modified to align with a change in philosophy implemented over the past two years regarding how we forecast/budget capital investments each year. The maximum payout goal reflects the midpoint of our 2013 capital investment guidance range.	15%-25%	25%
Non-field Operation and Maintenance Expense	Controlling general and administrative expenses is an important part of controlling rates charged to transmission customers.	Target was consistent with the approach used in 2012 and reflects the 2013 Board-approved budget.	10%	10%
EBIT plus AFUDC(1)	Represents the company's financial performance as it accurately measures the economic benefits of our investments and capital in any given year.	Target was consistent with the approach used in 2012 and reflects the 2013 Board-approved budget.	5%-10%	10%
Total			100%	85%

(1)
We define EBIT as net income plus income taxes and interest expense; and excluding certain other items not related to operating performance, such as loss on extinguishment of debt. Allowance for Funds Used During Construction, or AFUDC, is recorded as an item of other income. The allowance represents a return on debt and equity at our regulated operating subsidiaries used for construction purposes in accordance with FERC regulations. The rate applied to the construction work in progress balance is based on the weighted average cost of capital at our regulated operating subsidiaries.

        Additionally, to further motivate management to provide value to shareholders, we include a shareholder return-based performance factor for our executives, including the NEOs, under which their annual corporate performance bonus awards may be increased by as much as 100% based on our relative total return to shareholders compared to the Dow Jones Utility Average Index companies. The factor can be applied only if our total return to shareholders is positive for the year. Moreover, the factor has the effect of increasing the earned bonus award only when relative return to shareholders exceeds the 50th percentile of the group and is determined as follows:

Total Return to Shareholders relative to each of the Dow Jones Utility Average Companies	Performance Factor
1st to 50th percentile	1.0
51st to 60th percentile	1.2
61st to 70th percentile	1.4
71st to 80th percentile	1.6
81st to 90th percentile	1.8
91st to 100th percentile	2.0

        We computed 2013 total return to shareholders as follows:

          A:    Calculated the average of the closing prices from December 17, 2012 to January 15, 2013

          B:    Calculated the average of the closing prices from December 17, 2013 to January 15, 2014

          C:    Calculated total dividends paid per share in 2013

  Total Return to Shareholders: (B – A + C)/A

        Using this methodology, our 2013 total return to shareholders was calculated to be 23.5%, which was the fifth highest return and ranked in the 75th percentile compared to the Dow Jones Utility Average Index companies. This ranking equated to a performance factor of 1.6.

        Bonuses are based on target bonus amounts, which for each employee is a percentage of his or her base salary. The Compensation Committee considers each individual's job responsibilities and the results of its benchmarking analysis when determining target bonus levels for executive officers, including the NEOs. For 2013, target bonus levels were as follows, which are unchanged from the prior year:

NEO	% of Base Salary
Joseph L. Welch	125%
Cameron M. Bready	100%
Linda H. Blair	100%
Jon E. Jipping	100%
Daniel J. Oginsky	100%

        The benchmarking study showed that Mr. Welch's target bonus opportunity is above the 50th percentile compared to CEOs in our peer group. In establishing the target at 125% and determining that varying from its median target was appropriate, the Compensation Committee considered this information along with Mr. Welch's leading role in the industry and his pivotal role in the growth of the Company. The target bonus percentages for the other NEOs are also above the 50th percentile of the peer group; however, when these percentages are applied to their base salaries, which are at or below the 50th percentile, and added to their long-term incentive award opportunities, which are at or above the peer group median, they produce total direct compensation values that are generally aligned with the peer group median, but are more weighted towards performance-based compensation.

        Company performance on the incentive plan goals, including the performance factor based on total return to shareholders that is applicable only to executives, resulted in a bonus calculation for 2013 for executives, including NEOs, according to the following formula:

Base Salary × Target Bonus (% of base salary) × Achievement of Corporate Goals (85%)
x Performance Factor (1.6) = Annual Bonus Amount

        Changes to Annual Bonus Plan in 2014.    In early 2014, the annual bonus plan for executives was restructured for 2014 to place added emphasis on the Company's financial performance; however, the maximum potential bonus opportunity for participating executives remains unchanged as a percent of base salary. The Total Shareholder Return performance factor, which represented 50% of the total bonus opportunity for executives, is now included as a separate measure, rewarding executives for above-median performance in providing shareholder value independent of operational goals. Operational performance measures will continue to represent 40% of the target bonus, reflecting the inherent importance of driving operational performance, reliability and needed investment in our transmission system for the benefit of our customers. The annual bonus plan consists of three primary measurement categories relating to Company operations: Safety & Compliance, System Performance, and Financial.

        Safety & Compliance goals represent 10% of the total annual bonus target and include specific measures for Lost Time, Recordable Incidents and Infrastructure Protection, with a maximum potential payout opportunity of 20% of salary:

Category	Goal	Rationale for Goal	Rationale for Target	Potential Payout
Safety & Compliance 10% Weight / 20% Maximum Potential Payout	Safety as measured by lost time	Maintaining the safety of our employees and contractors is a core value and is at the foundation of our success.	Target number of incidents remain the same as prior years and is based on industry top decile performance which reflects an aggressive view and philosophy on the importance of safety.	2.5%-5%
	Safety as measured by recordable incidents	Maintaining the safety of our employees and contractors is a core value and is at the foundation of our success.	Target number of incidents remain the same as prior year and is based on industry top decile performance which reflects an aggressive view and philosophy on the importance of safety.	5%

Category	Goal	Rationale for Goal	Rationale for Target	Potential Payout
Safety & Compliance 10% Weight / 20% Maximum Potential Payout	Infrastructure Protection	Maintaining cyber security is critical to ensuring system reliability and ongoing operations.	New goal focuses on implementing an updated cyber-security plan. Emphasizes securing our information systems.	5%
		Maintaining physical security is critical to ensuring system reliability and ongoing operations.	New goal focuses on implementing a physical-security plan. Emphasizes securing our most important assets.	5%
Total				20%

        System Performance goals represent 30% of the total annual bonus target and include specific measures for System Outages, Maintenance Plans and System Development, with a maximum potential payout opportunity of 60% of salary:

Category	Goal	Rationale for Goal	Rationale for Target	Potential Payout
System Performance 30% Weight / 60% Maximum Potential Payout	ITCTransmission outage frequency	Reducing and limiting system outages are critical to ensuring system reliability.	Target outages are unchanged from prior year. Reflects top decile performance benchmark.	5%
	METC outage frequency	Reducing and limiting system outages are critical to ensuring system reliability.	Target outages are unchanged from prior year. Reflects top decile performance benchmark.	5%
	ITC Midwest outage frequency	Reducing and limiting system outages are critical to ensuring system reliability.	Target outages are unchanged from prior year. Reflects second quartile performance benchmark.	5%
	ITC Midwest outage restoration	Reducing and limiting system outages are critical to ensuring system reliability.	Goal for ITC Midwest restoration time is unchanged.	5%

Category	Goal	Rationale for Goal	Rationale for Target	Potential Payout
System Performance 30% Weight / 60% Maximum Potential Payout	ITCTransmission Field Operation and Maintenance Plan	Performing necessary preventive maintenance is critical to ensuring system reliability.	Target is reflective of goal to complete the normal maintenance schedule of high priority maintenance activities.	5%
	METC Field Operation and Maintenance Plan	Performing necessary preventative maintenance is critical to ensuring system reliability.	Target is reflective of goal to complete the normal maintenance schedule of high priority maintenance activities.	5%
	ITC Midwest Field Operation and Maintenance Plan	Performing necessary preventative maintenance is critical to ensuring system reliability.	Target is reflective of goal to complete the normal maintenance schedule of high priority maintenance activities.	5%
	ITCTransmission, METC, ITC Midwest, and ITC Great Plains Capital Project Plan on a Combined Basis	Performing necessary system upgrades is critical to ensuring system reliability, providing a robust transmission grid and delivering financial performance.	Target continues to tie to external guidance on the current year capital project plan.	15%-25%
Total				60%

        Financial goals represent 60% of the total annual bonus target and include specific measures for Non-Field Operation and Maintenance Expense, EBIT plus AFUDC and Total Shareholder Return, with a maximum potential payout opportunity of 120% of salary:

Category	Goal	Rationale for Goal	Rationale for Target	Potential Payout
Financial 60% Weight / 120% Maximum Potential Payout	Non-field Operation and Maintenance Expense	Controlling general and administrative expenses is an important part of controlling rates charged to transmission customers.	Target is consistent with the approach used in 2013 and reflects the 2014 Board-approved budget.	10%
	EBIT plus AFUDC(1)	Represents the Company's financial performance as it accurately measures the economic benefits of our investments and capital in any given year.	Target is consistent with the approach used in 2013 and reflects the 2014 Board-approved budget.	5%-10%
	Total Shareholder Return (TSR)(2)	Represents the Company's TSR relative to the TSR of each of the companies that comprise the Dow Jones Utilities (DJU) Average Index.	Target is based on percentile rank relative to companies in the DJU Average Index.	20%-100%
Total				120%

(1)
No change in calculation from 2013.

(2)
Total Shareholder Return for 2014 will continue to be calculated in the same manner as the 2013 total return to shareholders and will continue to be compared to the Dow Jones Utility Average Index companies. Total Shareholder Return must be positive for the year and must exceed the 50th percentile of the Dow Jones Utility Average Companies before there will be any payout for meeting this goal, as illustrated below:

Total Return to Shareholders relative to each of the Dow Jones Utility Average Companies	Payout % of Salary
1st to 50th percentile	0%
51st to 60th percentile	20%
61st to 70th percentile	40%
71st to 80th percentile	60%
81st to 90th percentile	80%
91st to 100th percentile	100%

        Discretionary Bonuses.    In February, May and August 2013, the Compensation Committee approved discretionary cash bonuses for substantially all employees in conjunction with the successful completion of certain significant regulatory milestones relating to the Hugo-Valliant project and the KETA Phase I and KETA Phase II transmission projects. The total bonus award amount to be paid to employees was recommended by management to the Compensation Committee and was divided among eligible employees on a pro rata basis equal to the percentage of the total annual incentive award payout that would be received by each employee in connection with the 2013 annual corporate performance bonus awards. The KETA Phase II transmission project bonus was paid in February 2013, the Hugo-Valliant project bonus was paid in June 2013 and the KETA Phase I project bonus was paid in August 2013.

        Special Bonus Plan.    Under the ITC Holdings Corp. Executive Group Special Bonus Plan, or the Special Bonus Plan, the Compensation Committee is authorized to approve the crediting of special bonus amounts to plan participants and generally gives consideration to dividends paid, or expected to be paid, on our common stock. We adopted the Special Bonus Plan in June 2005 as a vehicle that could be used to compensate plan participants for the lost value of equity investments and grants that occurred prior to the Company's initial public offering, or IPO, in July 2005. Since inception, bonuses under the Special Bonus Plan have been credited to plan participants once each quarter. The amounts of the awards were equal to the approved per share quarterly dividend amount, multiplied by the number of our common shares underlying the options held by the participant granted prior to the IPO and are immediately vested and paid. These options and the associated Special Bonus Plan are scheduled to expire no later than July 25, 2015. The amounts paid under the Special Bonus Plan in 2013 are set forth in the "Bonus" column of the Summary Compensation Table. The only participants in this plan are executives who were granted options during the period prior to the IPO and special bonus amounts have been paid only with respect to options granted before the IPO. The Compensation Committee considers these amounts to be tied to the investments made and risks faced by our executive officers prior to the IPO.

        Long-Term Equity Incentives.    In May 2013, the Compensation Committee approved grants of restricted stock and stock options to employees, including the NEOs, under the Second Amended and Restated ITC Holdings Corp. 2006 Long Term Incentive Plan, or LTIP. The primary purpose of the LTIP is to encourage equity ownership among our employees, non-employee directors and consultants in order to align their interests with the interests of our shareholders. The LTIP is designed to enhance our ability to attract, motivate and retain qualified managers and employees, and encourage strong performance. It also is designed to motivate future growth through individual performance and, in turn, strong Company performance. The amounts and terms of grants made under the LTIP are described in the narrative following the Grants of Plan-Based Awards Table in this proxy statement.

        The Compensation Committee approved awards under the LTIP based on our CEO's recommendation, which was derived from peer group data provided by its compensation consultant and was also based on the performance of the Company and the executive. The awards were meant to reward, motivate and incent performance, as well as act as a retention mechanism. A total value for the award for each grantee was determined based on a percentage of salary. For the NEOs, the awards were targeted to be:

NEO	Grant Value Percent of Salary	Percent of Award in Options	Percent of Award in Restricted Stock
Mr. Welch	260%	30%	70%
Mr. Bready	175%	70%	30%
Ms. Blair	175%	70%	30%
Mr. Jipping	175%	70%	30%
Mr. Oginsky	150%	70%	30%

        Total award values were determined as a percentage of their base salary and weighted between grants of restricted stock and options to continue our focus on rewarding and motivating performance and to further align their interests with those of shareholders. The long-term incentive percentages for our executives in 2013 were the same as in 2012 and the value of the grants was near peer group median levels. In determining the size of grants under the LTIP and the split between options and restricted stock, the Compensation Committee considered the recommendation of the CEO in light of comparisons to peer company long-term incentive plan grants, expense to the Company and dilution of shareholder value, as well as amounts that it believes will motivate performance to achieve continued growth in shareholder value. In determining the award mix between options and restricted stock, due to Mr. Welch's historical heavy weighting in stock options from the start up and the IPO of the Company, the Committee decided to assign a higher weighting of restricted stock to Mr. Welch to appropriately reflect a balance of risk and reward in terms of his long-term equity incentives.

        In aggregate, the total direct compensation value (salary, annual target bonus and long-term incentive opportunities) of our NEOs is near the peer group median. The Compensation Committee continues to monitor and balance competitive practice, alignment with shareholders' interests and cost considerations when making long-term incentive awards.

Other Components of Our Executive Compensation Programs

        Pension Benefits.    As is common in our industry and as established pursuant to our initial formation requirements included in the acquisition agreement with DTE Energy for ITCTransmission, we maintain a tax-qualified defined benefit retirement plan for eligible employees, comprised of a traditional pension component and a cash balance component. All employees, including the NEOs, participate in either the traditional component or the cash balance component. We have also established two supplemental nonqualified, noncontributory retirement benefit plans for selected management employees: the Management Supplemental Benefit Plan, or MSBP, in which only Mr. Welch participates and the Executive Supplemental Retirement Plan, or ESRP, in which all other NEOs participate. These plans provide for benefits that supplement those provided by our qualified defined benefit retirement plan. Benefits payable to the NEOs pursuant to the retirement plans are set by the terms of that plan. The Compensation Committee exercises no regular discretionary authority in the determination of benefits. The retirement plans may be modified, amended or terminated at any time, although no such action may reduce a NEO's earned benefits and, with regard to the MSBP, changes must generally be agreed to by Mr. Welch. Due to the approval of the retention compensation agreement for Mr. Welch in August 2012, his assumed retirement age has changed from 65 to 68. See Pension Benefits in this proxy statement for information regarding participation by the NEOs in our retirement plans as well as a description of the terms of the plans.

        For Mr. Welch, the Change in Pension Value & Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table includes amounts associated with the MSBP. Mr. Welch retired under DTE Energy's Management Supplemental Benefit Plan, though with lower benefits than he would have earned with additional service. In order to compensate Mr. Welch for the value of benefits he would have received had he remained with DTE Energy, the Company agreed to establish the MSBP such that his retirement benefits would be calculated to include service with DTE Energy, with the resulting amount offset by the benefits he is receiving from DTE Energy. The MSBP is described in detail in the Pension Benefits—Management Supplemental Benefit Plan section of this proxy statement following the Pension Benefits Table. The calculation of Mr. Welch's benefit under the MSBP is affected by including awards to him under the Special Bonus Plan prior to May 17, 2006. Special Bonus Plan amounts paid after May 17, 2006 and amounts paid under Mr. Welch's retention compensation agreement are excluded. The calculation also is affected by including awards to Mr. Welch under our former Dividend Equivalents Rights Plan, or DERP. The DERP was established in 2003 to preserve the value of options that previously were granted to executives and key employees upon a return of capital to shareholders that we issued that year. Under the DERP, upon affecting a return of capital to shareholders, a cash amount (equal to the per share return of capital multiplied by the number of options held by each executive and key employee) was credited to a bookkeeping account maintained for each DERP participant. Those amounts previously held in bookkeeping accounts under the DERP were paid out to each DERP participant in 2005 upon the plan's termination.

        Benefits and Perquisites.    The NEOs participate in a variety of benefit programs, which are designed to enable us to attract and retain our workforce in a competitive marketplace. These programs include our Savings and Investment Plan, which consists of a 401(k) component, a matching contribution component and a component that provides additional benefits for certain executives ("executive defined contribution plan").

        Our NEOs are provided a limited number of perquisites in addition to benefits provided to our other employees. The purpose of these perquisites is to minimize distractions from the NEOs' attention to important Company initiatives, to facilitate their access to work functions and personnel, and to encourage interactions among NEOs and others within professional, business and local communities. NEOs are provided perquisites such as auto allowance, financial, estate and legal planning, income tax return preparation, annual physical, club memberships, and personal liability insurance. Additionally, we own aircraft to facilitate the business travel schedules of our executives and other employees, particularly to locations that do not provide efficient commercial flight schedules. Mr. Welch and guests traveling with him are permitted to travel for personal business on our aircraft, with an annual maximum of 125 flight hours for such personal travel.

        In 2012, the Compensation Committee reviewed market data showing the prevalence and annual costs of various perquisites in the energy and utility industries. The Committee found that the Company perquisites, based on value, were slightly above the market median but believed they were appropriate given the need to attract and retain top executive talent. In 2013, in view of market trends in executive compensation, the Compensation Committee eliminated the reimbursement (tax gross-up) for income taxes related to the value of the perquisites, effective January 1, 2014, for all executives except for the CEO. Although the Mr. Welch retains this benefit, it will not continue for the CEO position beyond Mr. Welch's tenure with the Company. The Committee continues to monitor and review the Company's perquisite program. These perquisites are further discussed in footnote 5 to the Summary Compensation Table in this proxy statement.

        Potential Severance Compensation.    Pursuant to their employment agreements, each NEO is entitled to certain benefits and payments upon a termination of his or her employment. Benefits and payments to be provided vary based on the circumstances of the termination. These agreements were last amended and restated in late 2012 and early 2013 to provide additional benefits to the NEOs in the event of a termination in connection with a change in control. The agreements were also modified to conform to the requirements of Section 409A of the Internal Revenue Code and to update certain provisions to better conform to current practices, based on the advice of the Compensation Committee's advisors. We believe it is important to provide these protections in order to ensure our NEOs will remain engaged and committed to us during an acquisition of the Company or other transition in management. See Employment Agreements and Potential Payments Upon Termination or Change in Control in this proxy statement for further detail on these employment agreements, including a discussion of the compensation to be provided upon termination or a change in control and the changes made to the prior agreements.

        In addition to severance benefits identified in their employment agreements, NEOs are eligible to receive certain payments or benefits due to a termination of employment or change in control of the Company, which would be related to grants made under the 2003 Stock Purchase and Option Plan (or the 2003 Plan), the LTIP, or our benefits plans. The NEOs' eligibility for such payments or benefits is identified in the descriptions of those plans in this proxy statement. Because these agreements are provided to satisfy different objectives than our regular compensation program, and because they are by definition contingent in nature, decisions made regarding these programs do not affect our regular compensation program.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, restricts the deductibility of executive compensation paid to a company's chief executive officer and certain other most highly compensated executive officers at the end of any fiscal year to not more than $1,000,000 in annual compensation (including the value of restricted stock as they vest and the gain from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m). In general, our stock options and cash incentive compensation arrangements are designed to cause compensation realized in connection with the plans to comply with these conditions and be exempt from the Section 162(m) restriction on deductibility, to the extent permissible.

        Other components of our compensation program result in payments from time to time that would be subject to the restriction on deductibility, but we do not believe the effect of the restriction on us is currently material or that further action to qualify compensation for deductibility is necessary at this time. It may be appropriate to exceed the limitations on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that is consistent with the best interests of us and our shareholders, and we reserve the authority to approve non-deductible compensation in appropriate circumstances. We continue to evaluate from time to time the advisability of qualifying future executive compensation programs for exemption from the Section 162(m) restriction on deductibility.

Stock Ownership Guidelines

        In furtherance of our objective to align the interests of management with shareholders, the Compensation Committee has adopted stock ownership guidelines applicable to officers. Under these guidelines, officers, including NEOs, must achieve and maintain the applicable level of stock ownership of the Company by the fifth anniversary of when the guidelines first become applicable to the individual. The current levels are as follows:

Position	Ownership Level
Chief Executive Officer	5x Annual Salary
Executive and Senior Vice Presidents	3x Annual Salary
Vice Presidents	2x Annual Salary

        The Compensation Committee determined the ownership levels in reliance on comparisons to peer company stock ownership guideline policies. Shares issuable upon exercise of vested in-the-money stock options, shares (including shares of restricted stock) owned directly, shares owned through various employee benefit plans and shares previously owned by executives but placed in trust for family members count towards the ownership threshold. Failure to maintain minimum stock ownership under these guidelines, at the discretion of the Compensation Committee, may result in: (1) payment of annual bonus in Company stock, with a mandatory holding period for such stock; and/or (2) reduction in or exclusion from future awards under the Company's bonus plans. If an officer is below their ownership level and not making active progress toward the ownership level, 50% of any bonus payment awarded to the officer will be paid in the form of Company stock until the officer's stock ownership level is achieved. The Compensation Committee and management of the Company will consider stock ownership when considering persons for promotion to any executive position or in connection with other succession decisions. The Compensation Committee may modify, amend, waive, suspend or rescind any aspect of the guidelines at any time. Each of the NEOs is in compliance with the policy.

Recoupment Policy

        In November 2013, the Board of Directors adopted a Recoupment Policy, effective January 1, 2014, that applies to the Company's executive officers. The Recoupment Policy provides that in the event of any restatement of financial results, the officer will be required to reimburse the Company for an amount equal to the sum of:

  •
  Any bonus or other incentive-based or equity-based compensation received, earned or recognized by the officer from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission of the financial document embodying such financial reporting requirement in excess of the amount that would have been received, earned or recognized if the restated financial results had been released instead; and

  •
  Any profits realized by the officer from the sale of securities of the Company during that 12-month period.

        The Board of Directors or the Compensation Committee will determine, in its reasonable discretion, based on the circumstances, the amount, form and timing of recovery. The Recoupment Policy will apply to the equity based grants made after the effective date of the policy and to incentive cash compensation awards made for fiscal years beginning with 2014.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management and, based on the review and discussions with management, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

WILLIAM J. MUSELER	HAZEL R. O'LEARY	THOMAS G. STEPHENS

Summary Compensation

        The following table provides a summary of compensation paid or accrued by the Company and its subsidiaries to or on behalf of the NEOs for services rendered by them during each of the last three calendar years, as required by SEC rules and regulations. The material terms of plans and agreements pursuant to which certain items set forth below were paid are discussed elsewhere in Compensation of Executive Officers and Directors.

Summary Compensation Table

Name (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value & Non- qualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Joseph L. Welch,	2013	$977,686	$723,308	$1,790,870	$793,071	$1,672,800	$2,411,520	$538,739	$8,907,994
President, CEO &	2012	$932,260	$1,558,266	$1,722,440	$804,271	$1,656,200	$1,636,484	$458,274	$8,798,195
Director	2011	$880,577	$1,386,602	$1,274,025	$478,273	$1,023,750	$5,573,426	$231,074	$10,847,727
Cameron M. Bready,	2013	$549,377	$93,716	$298,698	$720,246	$773,840	$141,513	$60,088	$2,637,478
EVP & CFO	2012	$488,462	$59,659	$264,572	$672,679	$705,600	$133,768	$68,957	$2,393,697
	2011	$419,277	$122,670	$243,578	$497,888	$417,600	$112,230	$73,097	$1,886,340
Linda H. Blair,	2013	$570,808	$183,411	$310,305	$748,084	$803,760	$161,682	$57,382	$2,835,432
EVP & CBO	2012	$500,692	$184,533	$275,115	$699,366	$733,600	$191,834	$67,916	$2,653,056
	2011	$448,308	$223,093	$243,578	$497,888	$417,600	$177,785	$53,974	$2,062,226
Jon E. Jipping,	2013	$479,700	$124,294	$253,590	$611,390	$656,880	$135,032	$54,320	$2,315,206
EVP & COO	2012	$464,000	$94,061	$243,627	$619,290	$649,600	$320,854	$62,252	$2,453,684
	2011	$448,308	$134,528	$217,172	$443,829	$417,600	$277,361	$61,481	$2,000,279
Daniel J. Oginsky,	2013	$365,808	$87,268	$173,222	$417,705	$523,600	$109,353	$31,647	$1,708,603
SVP & General	2012	$315,289	$60,866	$146,261	$371,803	$455,000	$136,909	$47,770	$1,533,898
Counsel	2011	$288,231	$91,962	$112,482	$229,939	$270,000	$127,357	$50,397	$1,170,368

(1)
The compensation amounts reported in this column include, among others, special bonus awards under the Special Bonus Plan. Such bonuses are awarded at the sole discretion of the Compensation Committee. Special bonuses awarded by the Compensation Committee to date have been equal to per share dividend amounts paid by the Company multiplied by the number of options granted in 2003 and 2005 that continue to be held by plan participants and all such bonuses are now vested. In each year, the NEOs received certain discretionary bonuses in recognition of the successful completion of certain significant milestones relating to various development projects. Also, in 2011, Ms. Blair and Messrs. Bready, Jipping and Oginsky received discretionary bonuses in conjunction with the achievement of various qualitative factors, including the continued growth of the Company and the overall advancement of Company initiatives in 2011, which are included in this column. Each of these bonuses, other than those awarded under the Special Bonus Plan, is set forth in the following table under Other Bonuses:

Name	Year	Special Bonus ($)	Other Bonuses ($)	Total Bonus ($)
Joseph L. Welch	2013	$516,279	$207,029	$723,308
	2012	$1,348,233	$240,034	$1,588,267
	2011	$1,269,740	$116,863	$1,386,603
Cameron M. Bready	2013	—	$93,716	$93,716
	2012	—	$59,659	$59,659
	2011	—	$122,670	$122,670
Linda H. Blair	2013	$86,047	$97,364	$183,411
	2012	$122,506	$62,027	$184,533
	2011	$125,424	$97,670	$223,094
Jon E. Jipping	2013	$43,024	$81,271	$124,295
	2012	$39,137	$54,925	$94,062
	2011	$36,858	$97,670	$134,528
Daniel J. Oginsky	2013	$24,619	$62,649	$87,268
	2012	$22,395	$38,471	$60,866
	2011	$31,141	$60,821	$91,962
(2)
The amounts reported in these columns represent the fair value of stock option and restricted stock awards granted to the NEOs under the LTIP, excluding any forfeiture reserves recorded for these awards. Restricted stock awards are recorded at fair value at the date of grant, which is equivalent to the share price on that date. The grant date present value of the stock options was determined in accordance with FASB ASC Topic 718 using a Black-Scholes option pricing model and the following assumptions:

Year	Remaining Future Life of Option	Expected Volatility	Risk Free Interest Rate	Expected Life (Years)	Expected Dividend Yield	Share Price at Grant Date
2013	9.3	29.3%	1.09%	6	1.72%	$29.31
2012	8.3	29.8%	0.99%	6	1.99%	$23.58
2011	7.3	29.8%	2.14%	6	1.86%	$24.05
(3)
The amounts reported in this column include cash awards tied to the achievement of annual Company performance goals under our bonus plan in effect for each of 2013, 2012 and 2011. Each year, the Compensation Committee sets the targets for bonuses as well as the appropriate financial and operational metrics. For 2011 through 2013, the Compensation Committee selected safety, reliability compliance, outage frequency, priority maintenance activities, capital project plan, non-field O&M, and earnings before interest and taxes plus allowance for funds used during construction.

(4)
All amounts reported in this column pertain to the tax-qualified defined benefit pension plan and two supplemental nonqualified, noncontributory retirement plans maintained by the Company. None of the income on nonqualified deferred compensation was above-market or preferential. Variations in the amounts from year to year reflect the change in assumption values on which the benefits are calculated, for which the formula has not been revised. The amount for Mr. Welch was also lower in 2012 due to an increase in his assumed retirement age from 65 to 68.

(5)
All Other Compensation includes amounts for auto allowance, financial, estate and legal planning, income tax return preparation, annual physical, club memberships, personal liability insurance, home security system, personal use of company aircraft and for other benefits such as Company contributions on behalf of the NEOs pursuant to the matching and executive defined contribution plan components of the Savings and Investment Plan, as well as reimbursements for income taxes related to the inclusion of the value of the payment by the Company of these perquisites. For 2013, a non-elective discretionary employer contribution was not made under the Executive Defined Contribution Plan. Perquisites have been valued for purposes of these tables on the basis of the aggregate incremental cost to the Company. The incremental cost of the personal use of the Company aircraft was determined based upon the Company's expenses incurred in connection with the actual costs of maintenance, landing, parking, crew and catering and estimated fuel costs relating to Mr. Welch's hours of use of the plane. Fuel expense was determined by calculating the average fuel cost for the month and the average amount of fuel used per hour. These benefits and perquisites for 2013, 2012 and 2011 are itemized in the table below as required by applicable SEC rules.

Name	Year	401(k) Match	Executive Defined Contribution Plan— Employer Contribution	Tax Reimbursements	Personal Use of Company Aircraft	Other Benefits	Total
Joseph L. Welch	2013	$15,300	—	$101,061	$393,034	$29,344	$538,739
	2012	$15,000	$16,000	$74,909	$330,735	$21,630	$458,274
	2011	$14,700	$18,800	$59,672	$86,481	$51,421	$231,074
Cameron M. Bready	2013	$13,850	—	$21,319	—	$24,919	$60,088
	2012	$13,500	$16,000	$16,294	—	$23,163	$68,957
	2011	$13,150	$18,800	$16,984	—	$24,163	$73,097
Linda H. Blair	2013	$13,850	—	$20,327	—	$23,205	$57,382
	2012	$13,500	$16,000	$16,751	—	$21,665	$67,916
	2011	$13,150	$18,800	$9,639	—	$12,385	$53,974
Jon E. Jipping	2013	$13,850	—	$18,802	—	$21,668	$54,320
	2012	$13,500	$16,000	$13,711	—	$19,041	$62,252
	2011	$13,150	$18,800	$12,512	—	$17,019	$61,481
Daniel J. Oginsky	2013	$13,850	—	$8,082	—	$9,715	$31,647
	2012	$13,500	$16,000	$7,650	—	$10,620	$47,770
	2011	$13,150	$18,800	$7,722	—	$10,725	$50,397

Grants of Plan-Based Awards

        The following table sets forth information concerning each grant of an award made to a NEO during 2013.

Grants of Plan-Based Awards Table

						All Other Option Awards: Number of Securities Underlying Options (#) (j)
					All Other Stock Awards: Number of Shares of Stock or Units (#) (i)			Grant Date Fair Value of Stock and Option Awards ($)(2) (l)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($)(1) (d)	Maximum ($)(1) (e)
Joseph L. Welch	5/14/13	—	—	—	—	112,386	$29.31	$793,071
	5/14/13	—	—	—	61,101	—	—	$1,790,870
		—	$1,230,000	$2,460,000	—	—	—	—
Cameron M. Bready	5/14/13	—	—	—	—	102,066	$29.31	$720,246
	5/14/13	—	—	—	10,191	—	—	$298,698
		—	$569,000	$1,138,000	—	—	—	—
Linda H. Blair	5/14/13	—	—	—	—	106,011	$29.31	$748,084
	5/14/13	—	—	—	10,587	—	—	$310,305
		—	$591,000	$1,182,000	—	—	—	—
Jon E. Jipping	5/14/13	—	—	—	—	86,640	$29.31	$611,390
	5/14/13	—	—	—	8,652	—	—	$253,590
		—	$483,000	$966,000	—	—	—	—
Daniel J. Oginsky	5/14/13	—	—	—	—	59,193	$29.31	$417,705
	5/14/13	—	—	—	5,910	—	—	$173,222
		—	$385,000	$770,000	—	—	—	—

(1)
The compensation reported reflects the annual cash awards tied to the achievement of annual Company performance goals under our 2013 bonus plan. The target payout for 2013 was set at 125% of base salary for Mr. Welch and 100% of base salary for the other NEOs. The amount shown in Column (e) represents the potential payout based on maximum achievement of the bonus goals and the performance factor, under which NEOs' annual bonus awards could be increased up to two times the target amount based on our total return to shareholders compared to the Dow Jones Utility Average Index. The actual bonus payments earned were based on an achievement of 85% of bonus targets and a performance factor of 1.6. Actual dollar amounts paid are disclosed and reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. Plan awards were earned in 2013 and paid in February 2014. For more information regarding the corporate goals for 2013, see Compensation Discussion and Analysis — Key Components of Our NEO Compensation Program — Bonus Compensation.

(2)
Grant Date Fair Value consists of stock options and restricted stock awarded under the LTIP with a grant date of May 14, 2013. See footnote 2 of the Summary Compensation Table for a description of the inputs used to value the stock options under the Black-Scholes option pricing model. The restricted stock awards reflected here are recorded at fair value at the date of grant, which was $29.31 per share for the May 14, 2013 grants.

        The Compensation Committee has established bonus targets as a percentage of the base salary for each NEO in consideration of benchmarking data on total cash compensation, the importance of the NEO's position to the success of the Company, our need to create meaningful incentives to enhance performance and the culture of teamwork that makes our company successful. The Compensation Committee does not have a pre-established targeted allocation of cash compensation.

        The Compensation Committee may grant stock options, restricted stock, restricted stock units and performance based awards in the form of equity or cash under the LTIP with the terms of each award set forth in a written agreement with the recipient. Equity-based grants made in 2013 to the NEOs under the LTIP were made pursuant to terms stated in a restricted stock award agreement and an option agreement.

        The restricted stock award agreements provide that, so long as the grantee remains employed by us, the restricted stock fully vests upon the earlier of (i) the third anniversary of the grant date, (ii) the grantee's death or permanent disability, or (iii) a "change in control" (as defined in the LTIP). If the grantee's employment is terminated for any reason other than retirement at or after age 65, death or disability prior to the restricted stock becoming fully vested, the grantee forfeits the restricted stock, unless otherwise determined by the Compensation Committee. If the grantee's employment is terminated due to retirement, the stock will vest pro rata based on service time since the grant date and the remaining unvested shares will be canceled. The restricted stock award agreements also provide that restricted stock issued to the grantee may not be transferred by the grantee in any manner prior to vesting. Grantees otherwise have all rights of holders of our common stock, including voting rights and the right to receive dividends.

        The option agreements provide that the options become exercisable in three equal annual installments beginning on the one year anniversary of the grant date so long as the grantee remains employed by us. The options become fully exercisable immediately upon (i) the grantee's death or permanent disability or (ii) upon a "change in control" (as defined in the LTIP). The Compensation Committee has the right to accelerate vesting or extend the time for exercise. The exercise price of the options is the fair market value per share of our common stock on the grant date. The grantee may pay the exercise price in cash, with previously acquired shares that have been held at least six months or pursuant to a broker-assisted cashless exercise method. The stock options will expire 10 years after the grant date and will immediately terminate to the extent not yet exercisable if the grantee's employment with us is terminated for any reason other than retirement at or after age 65, death or disability. If the grantee's employment is terminated other than due to retirement at or after age 65, death or disability on or after the date the options first become exercisable, then the grantee has the right to exercise the option for three months after termination of employment to the extent exercisable on the date of termination. If the grantee retires from the Company at or after age 65, the options will continue to vest on the normal schedule and the grantee has the right to exercise the option at any time during the remaining term to the extent it was exercisable and not previously exercised. If the grantee's employment terminates due to death or disability, the grantee or the grantee's estate has the right to exercise the option at any time during the remaining term to the extent it was exercisable and not previously exercised. The option agreements also provide that options issued to the grantee may not be transferred by the grantee except pursuant to a will or the applicable laws of descent and distribution or transfers to which the Compensation Committee has given prior written consent. Until the issuance of shares of stock pursuant to the exercise of stock options, holders of stock options granted under the option agreements have no rights of holders of our common stock.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information with respect to unexercised options and shares of stock that have not vested as of the end of 2013 held by the NEOs.

Outstanding Equity Awards at Fiscal Year-End Table

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (h)
Joseph L. Welch	965,007	—	$7.66	7/25/2015	—		—
	23,274	—	$11.00	8/16/2016	—		—
	97,152	—	$14.27	8/15/2017	—		—
	54,861	—	$18.96	8/13/2018	—		—
	46,533	—	$13.79	5/19/2019	—		—
	76,632	—	$17.49	5/18/2020	—		—
	50,961	25,479	$24.05	5/25/2021	—		—
	48,522	97,044	$23.58	5/22/2022	—		—
	—	112,386	$29.31	5/14/2023	—		—
					52,974	(3)(6)	$1,691,990
					73,026	(4)(7)	$2,332,450
					61,101	(5)	$1,951,566
Cameron M. Bready	67,455	—	$17.49	5/18/2020	—		—
	53,049	26,526	$24.05	5/25/2021	—		—
	40,584	81,165	$23.58	5/22/2022
	—	102,066	$29.31	5/14/2023
					39,162	(8)	$1,250,834
					10,128	(3)	323,488
					11,217	(4)	$358,271
					10,191	(5)	$325,501
Linda H. Blair	160,836	—	$7.66	7/25/2015	—		—
	27,246	—	$11.00	8/16/2016	—		—
	30,210	—	$14.27	8/15/2017	—		—
	56,295	—	$18.96	8/13/2018	—		—
	91,680	—	$13.79	5/19/2019	—		—
	81,717	—	$17.49	5/18/2020	—		—
	53,049	26,526	$24.05	5/25/2021	—		—
	42,192	84,387	$23.58	5/22/2022	—		—
	—	106,011	$29.31	5/14/2023	—		—
					10,128	(3)	$323,488
					11,664	(4)	$372,548
					10,587	(5)	$338,149
Jon E. Jipping	80,418	—	$7.66	7/25/2015	—		—
	30,210	—	$14.27	8/15/2017	—		—
	56,295	—	$18.96	8/13/2018	—		—
	91,680	—	$13.79	5/19/2019	—		—
	81,717	—	$17.49	5/18/2020	—		—
	47,289	23,646	$24.05	5/25/2021	—		—
	37,362	74,724	$23.58	5/22/2022	—		—
	—	86,640	$29.31	5/14/2023	—		—
					9,030	(3)	$288,418
					10,329	(4)	$329,908
					8,652	(5)	$276,345

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (h)
Daniel J. Oginsky	46,017	—	$7.66	7/25/2015	—		—
	37,314	—	$18.96	8/13/2018	—		—
	34,692	—	$17.49	5/18/2020	—		—
	24,501	12,249	$24.05	5/25/2021	—		—
	22,431	44,862	$23.58	5/22/2022	—		—
	—	59,193	$29.61	5/14/2023	—		—
					4,677	(3)	$149,383
					6,201	(4)	$198,060
					5,910	(5)	$188,765

(1)
Each option has a ten year term from the date of grant. Options generally vest in three equal annual installments beginning on the first anniversary of the grant date.

(2)
Value was determined by multiplying the number of shares that have not vested by the closing price of our common stock as of December 31, 2013 ($31.94 per share).

(3)
The unvested shares of restricted stock generally vest three years after the date of the grant, which was May 25, 2011.

(4)
The unvested shares of restricted stock generally vest three years after the date of the grant, which was May 22, 2012.

(5)
The unvested shares of restricted stock generally vest three years after the date of the grant, which was May 14, 2013.

(6)
Although 35,316 of these shares have not vested pursuant to the terms of the applicable grant agreements, they are no longer subject to a substantial risk of forfeiture due to Mr. Welch having reached retirement age during 2013.

(7)
Although 24,342 of these shares have not vested pursuant to the terms of the applicable grant agreements, they are no longer subject to a substantial risk of forfeiture due to Mr. Welch having reached retirement age during 2013.

(8)
The unvested shares of restricted stock generally vest five years after the date of the grant, which was April 6, 2009.

        Equity grants made to NEOs in 2013 were made pursuant to the LTIP. The terms of these grants are described above in the narrative discussion accompanying the Grants of Plan-Based Awards Table, which terms apply to grants made since 2008. Prior equity grants under the LTIP have substantially the same terms as the post-2008 grants, except that the vesting period of the prior grants was five years rather than three.

        Prior to 2006, we awarded equity-based compensation under the 2003 Plan. The plan provided for the granting of equity awards, which consisted of the right to purchase shares of common stock as well as the right to receive grants of restricted common stock and options to purchase shares of common stock. The Compensation Committee administered the plan. Options granted under this plan generally vested and became exercisable at the rate of 20% per year over five years beginning one year after grant, assuming the recipient of the option retired at or after age 65 or continued to be employed during such time by us or any of our subsidiaries, and expired on the tenth anniversary of the date of the grant. In addition, the options would have automatically become exercisable in the event of the recipient's death or disability and immediately prior to a "change of ownership" of the Company (as defined in the 2003 Plan). Upon retirement at or after age 65, options would have continued to vest on their normal vesting schedule. The options expire earlier in the event of the termination of the option holder's employment (other than due to retirement at or after age 65, death or disability) or certain change in ownership events. All awards previously granted to NEOs under this plan have fully vested. The 2003 Plan expired in February 2013.

Option Exercises and Stock Vested

        The following table provides information with respect to options exercised by the NEOs during 2013 and shares of restricted stock held by the NEOs that vested during 2013.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Joseph L. Welch(3)	—	—	40,476	$1,215,899
Cameron M. Bready	79,953	$1,190,373	10,179	$305,845
Linda H. Blair	—	—	12,333	$370,566
Jon E. Jipping	—	—	12,333	$370,566
Daniel J. Oginsky	—	—	5,235	$157,294

(1)
Equals the stock price on the NYSE on the exercise date minus the option exercise price multiplied by the number of shares acquired on exercise.

(2)
Equals the stock price on the NYSE on the vesting date multiplied by the number of shares acquired on vesting.

(3)
Number of shares vested and value do not include 59,658 restricted shares with a value of $1,828,518 that have not yet vested but became no longer subject to a substantial risk of forfeiture due to Mr. Welch having reached retirement age during 2013.

Pension Benefits

        The following table provides information with respect to each pension benefit plan that provides for payments or other benefits at, following or in connection with retirement. Those plans are the International Transmission Company Retirement Plan (the "Qualified Plan"), the MSBP and the ESRP.

Pension Benefits Table

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)		Present Value of Accumulated Benefit ($)(2) (d)
Joseph L. Welch	Cash Balance Component	10.83		$208,316
	Special Annuity Credit	10.00	(3)	$943,862
	Total Qualified Plan			$1,152,178
	MSBP	42.92		$22,220,420
Cameron M. Bready	Cash Balance Component	4.75		$92,266
	Total Qualified Plan			$92,266
	ESRP	4.75		$379,506
Linda H. Blair	Cash Balance Component	19.58		$240,984
	ESRP Shift	10.83		$30,151
	Total Qualified Plan			$271,135
	ESRP	10.83		$685,429
Jon E. Jipping	Traditional Component	23.03		$732,740
	Total Qualified Plan			$732,740
	ESRP	8.92		$632,490
Daniel J. Oginsky	Cash Balance Component	9.17		$172,296
	Total Qualified Plan			$172,296
	ESRP	9.00		$443,535

(1)
Credited service is estimated as of December 31, 2013 and represents the service reflected in the determination of benefits. For determining vesting, service with DTE Energy is counted for all plans shown in the table except for the ESRP, as explained below.

For Ms. Blair and Mr. Jipping, the credited service for the traditional and cash balance components of the Qualified Plan includes service with DTE Energy. The Company began operations on February 28, 2003, following its acquisition of ITCTransmission from DTE Energy. As of that date, the benefits from DTE Energy's qualified plan that had accrued, as well as the associated assets from DTE Energy's pension trust, were transferred to the Company's plan. Therefore, even though DTE Energy service is included in determining the benefits under the traditional and cash balance components of the Qualified Plan, the benefits associated with this additional service do not represent a benefit augmentation, but rather a transfer of benefit liability and associated assets from DTE Energy's qualified plan to the Qualified Plan. With respect to the ESRP, credited service includes Company service only for the period during which the NEO was an ESRP participant.

Mr. Welch's credited service for the Qualified Plan only includes service with the Company because he retired under DTE Energy's qualified plan concurrent with commencing employment with the Company. As a result, unlike the other NEOs, his benefits under DTE Energy's qualified plan were not transferred to the Qualified Plan. Mr. Welch also retired under DTE Energy's Management Supplemental Benefit Plan, though with lower benefits than he would have earned with additional service. In order to compensate Mr. Welch for the value of benefits he would have received had he remained with DTE Energy, the Company agreed to establish its MSBP such that benefits would be calculated including service with DTE Energy, with the resulting amount offset by the benefits he is receiving from DTE Energy. We estimate that $2.4 million of the Present Value of Accumulated Benefit is the value of the augmentation of benefits resulting from including Mr. Welch's 32 years of service with DTE Energy.

(2)
The "Present Value of Accumulated Benefit" is the estimated lump-sum equivalent value measured as of December 31, 2013 (the "measurement date" used for financial accounting purposes) of the benefit that was earned as of that date. Certain benefits are payable as an annuity only, not as a lump sum, and/or may not be payable for several years in the future. The values reflected are based on several assumptions. The date at which the present values were estimated was December 31, 2013. The rate at which future expected benefit payments were discounted in calculating present values was 4.95%, the same rate used for fiscal year-end 2013 financial accounting disclosure of the Qualified Plan. The future annual earnings rate on account balances under the cash balance and ESRP shift components of the Qualified Plan, and for ESRP benefits, was assumed to be 3.79% for 2014 and 5.0% thereafter.

We assumed no NEOs would die or become disabled prior to retirement, or terminate employment with us prior to becoming eligible for benefits unreduced for early retirement. The assumed retirement age for each executive was generally the earliest age at which benefits unreduced for early retirement were available under the respective plans. For the traditional component of the defined benefit plan, that age is the earlier of (1) age 58 with 30 years of service (including service with DTE Energy), or (2) age 60 with 15 years of service. For consistency, we generally use the same assumed retirement commencement age for other benefits, including benefits expressed as an account value where the concept of benefit reductions for early retirement is not meaningful. The assumed retirement benefit commencement ages for the respective NEOs were as follows:

• Mr. Welch:	Age 68
• Mr. Bready	Age 58
• Ms. Blair:	Age 58
• Mr. Jipping:	Age 58
• Mr. Oginsky	Age 58

  Post-retirement mortality was assumed to be in accordance with 2014 PPA statutory mortality for annuitants. Benefits under the traditional component of the Qualified Plan were assumed to be paid as a monthly annuity payable for the lifetime of the employee. Under the MSBP, benefits are payable for Mr. Welch's life with a minimum payment period of 15 years guaranteed. For all other benefits, payment was assumed to be as a single lump sum, although other actuarially equivalent forms are available.

(3)
A maximum of 10 years of service is counted for purposes of the Special Annuity Credit.

        We maintain one tax-qualified noncontributory defined benefit pension plan and two supplemental nonqualified, noncontributory defined benefit retirement plans. First, we maintain the Qualified Plan, which provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. Generally, all of our salaried employees, including the NEOs, are eligible to participate.

        Second, we maintain the MSBP, in which Mr. Welch is the only participant. The MSBP provides additional retirement benefits that are not tax-qualified.

        Third, we maintain the ESRP, in which Ms. Blair and Messrs. Bready, Jipping and Oginsky participate. The ESRP provides additional retirement benefits which are not tax qualified.

        The following describes the Qualified Plan, the MSBP, and the ESRP, and pension benefits provided to the NEOs under those plans.

  Qualified Plan

        There are two primary retirement benefit components of the Qualified Plan. Each NEO earns benefits from the Company under only one of these primary components.

        Because our first operating utility subsidiary was acquired from DTE Energy, a component of the Qualified Plan bears relation to the DTE Energy Corporation Retirement Plan (the "DTE Plan"). Generally, persons who were participants in the "traditional component" of the DTE Plan as of February 28, 2003 (the date ITCTransmission was acquired from DTE Energy) earn benefits under the traditional component of our Qualified Plan. All other participants earn benefits under the cash balance component. Mr. Welch began receiving retirement benefits under the traditional component of the DTE Plan before beginning his employment with us, and is earning benefits under the cash balance component of the Qualified Plan. In addition to the traditional and cash balance components, Mr. Welch earns a special annuity credit described below, and Ms. Blair has benefits under the ESRP shift, also described below.

        Benefits under the Qualified Plan are funded by an irrevocable tax-exempt trust. A NEO's benefit under the Qualified Plan is payable from the assets held by the tax-exempt trust.

        NEOs become fully vested in their normal retirement benefits described below with 3 years of service, including service with DTE Energy, or upon attainment of the plan's normal retirement age of 65. If a NEO terminates employment with less than 3 years of service, the NEO is not vested in any portion of his or her benefit.

Traditional Component of Qualified Plan

        Mr. Jipping participates in the traditional component of the Qualified Plan. The benefits are determined under the following formula, stated as an annual single life annuity payable in equal monthly installments at the normal retirement age of 65: 1.5% times average final compensation times credited service up to 30 years, plus 1.4% times average final compensation times credited service in excess of 30 years. Credited service includes service with DTE Energy. Although benefits under the formula are defined in terms of a single life annuity, other annuity forms (e.g., joint and survivor benefits) are available that have the same actuarial value as the single life annuity benefit. The benefits are not payable in the form of a lump sum.

        Average final compensation is equal to one-fifth of the NEO's salary (excluding any bonuses or special pay) during the 260 consecutive weeks of credited service at any time during the NEO's employment that results in the highest average.

        Benefits provided under the Qualified Plan are based on compensation up to a compensation limit under the Internal Revenue Code (which was $255,000 in 2013, and is indexed in future years). In addition, benefits provided under the Qualified Plan may not exceed a benefit limit under the Internal Revenue Code (which was $205,000 payable as a single life annuity beginning at normal retirement age in 2013).

        NEOs may retire with a reduced benefit as early as age 45 after 15 years of credited service. If a NEO has 30 years of credited service at retirement, the benefit that would be payable at normal retirement age is reduced for commencement ages below 58. The percentage of the normal retirement benefit payable at sample commencement ages is as follows:

Age 58 and older:	100%
Age 55:	85%
Age 50:	40%

        If a NEO has less than 30 years of credited service at retirement, the benefit that would be payable at normal retirement age is reduced for commencement ages below age 60. The percentage of the normal retirement benefit payable at sample commencement ages is as follows:

Age 60 and older:	100%
Age 55:	71%
Age 50:	40%

        If a NEO terminates employment prior to earning 15 years of credited service, the annuity benefit may not commence prior to attaining age 65. If the NEO terminates employment after earning 15 years of credited service but below age 45, the benefit may commence as early as age 45. The percentage of the normal retirement benefit payable at sample commencement ages is as follows:

Age 65 and older:	100%
Age 60:	58%
Age 55:	36%
Age 50:	23%
Age 45:	16%

        Mr. Jipping's annual accrued benefit payable monthly as an annuity for his lifetime, beginning at age 65, is approximately $85,000. He is fully vested.

Cash Balance Component of Qualified Plan

        Ms. Blair and Messrs. Welch, Bready and Oginsky participate in the cash balance component of the Qualified Plan. The benefits are stated as a notional account value.

        Each year, a NEO's account is increased by a "contribution credit" equal to 7% of pay. For this purpose, pay is equal to base salary plus bonuses and overtime up to the same compensation limit as applies under the traditional component of the Qualified Plan ($255,000 in 2013). Each year, a NEO's account is also increased by an "interest credit" based on 30-year Treasury rates.

        Upon termination of employment, a vested NEO may elect full payment of his or her account. Alternate forms of benefit (e.g., various forms of annuities) are available as well that have the same actuarial value as the account.

        As of January 1, 2014, each of the participating NEOs is fully vested, and is entitled to immediate payment of their account value on termination of employment, even if before normal retirement age. Ms. Blair's estimated account value as of year-end 2013 is approximately $241,000, Mr. Welch's is approximately $209,000, Mr. Bready's is approximately $93,000 and Mr. Oginsky's is approximately $173,000.

Special Annuity Credit for Mr. Welch in the Qualified Plan

        In addition to his cash balance account, Mr. Welch earns an additional benefit in the Qualified Plan. This benefit is stated as a single life annuity payable in equal monthly installments, equal to $10,000 times years of credited service after February 28, 2003 up to ten years of credited service (i.e., the maximum benefit is $100,000 per year). Other annuity forms are available that are actuarially equivalent to the single life annuity.

        Because Qualified Plan benefits are offset against the otherwise determined MSBP benefits (see below), the effect of this benefit is to shift benefits from the MSBP, a nonqualified plan, to the Qualified Plan, which affords certain tax benefits to the Company and Mr. Welch. As of year-end 2013, Mr. Welch was eligible to retire and receive the maximum annual benefit of $100,000.

ESRP Shift Benefit in Qualified Plan

        The ESRP provides notional account accruals similar to the cash balance component of the Qualified Plan. The "compensation credit" to the NEO's notional account, analogous to the contribution credit in the cash balance component of the Qualified Plan, is equal to 9% of base salary plus actual bonus earned under the Company's annual bonus plan. The "investment credit," analogous to the interest credit in the cash balance component of the Qualified Plan, is similarly based on 30-year Treasury rates.

        The ESRP shift benefit is an amount that would otherwise be payable from the ESRP, but is instead being paid from the Qualified Plan, subject to applicable qualified plan legal limits on the ability to discriminate in favor of highly paid employees. The NEO's cash balance account is increased by any amounts shifted from the ESRP. As with Mr. Welch's special annuity credit, the purpose of the benefit is to provide the NEOs and the Company the tax advantages of providing benefits through a qualified plan.

        Ms. Blair has received ESRP shift additions to her Qualified Plan cash balance account. There was no shift of compensation credits for 2013, although previous shifts have continued to earn interest credits. As of year-end 2013, her ESRP shift balance was approximately $31,000.

  Management Supplemental Benefit Plan

        The benefit provided by the MSBP is payable as an annuity beginning on the earliest date following termination of employment that is permitted under Section 409A of the Internal Revenue Code (relating to the taxation of deferred compensation). The purpose of the MSBP is to provide an overall target level of benefits based on all years of service, including with DTE Energy. The MSBP benefit is equal to this overall target offset by all benefits earned under the Qualified Plan, the DTE Plan, and DTE Energy's Management Supplemental Benefit Plan, a nonqualified plan.

        The MSBP target before offsets, expressed as an annual single life annuity with 15 years of payments guaranteed commencing at age 60 (the MSBP normal retirement age) or later, is equal to: (1) 60% plus 0.5% for each year of total service in excess of 25 years, times (2) "average final compensation."

        Mr. Welch is currently eligible to retire with an immediate benefit under the MSBP. The life annuity with 15 years of guaranteed payments is the only form of benefits payable under the plan. A lump sum is not available.

        "Average final compensation" is equal to one-fifth of Mr. Welch's compensation during the 260 weeks, not necessarily consecutive, of Company service that results in the highest average. Compensation is equal to salary plus any bonuses, excluding Special Bonus Amounts paid after May 17, 2006 under the Special Bonus Plan and amounts paid under Mr. Welch's retention compensation agreement. Unlike the Qualified Plan, for the MSBP there is no limit on the amount of pay taken into account.

        For purposes of calculating average final compensation, amounts paid by DTE Energy are considered in selecting the highest 260 weeks. Further, each bonus payment that is considered compensation is mapped to the single week it was paid before the highest 260 weeks are selected. Therefore, although compensation is averaged over the number of weeks in 5 years, the average final compensation includes well over 5 years of bonuses.

        As of December 31, 2013, if Mr. Welch would have retired, he would have received an annual MSBP benefit of approximately $2,052,000 after offsets, payable as an annuity for his lifetime with a minimum payment period of 15 years guaranteed.

        The MSBP is funded with a Rabbi Trust, which we cannot use for any purpose other than to satisfy the benefit obligations under the MSBP, except in the event of the Company's bankruptcy, in which case the assets are available to general creditors.

  Executive Supplemental Retirement Plan

        The ESRP is a nonqualified retirement plan. Only selected executives participate, including Ms. Blair and Messrs. Bready, Jipping and Oginsky. Mr. Welch does not participate. The purpose of the ESRP is to promote the success of the Company and its subsidiaries by providing the ability to attract and retain talented executives by providing such designated executives with additional retirement benefits.

        The ESRP resembles the cash balance component of the Qualified Plan in that benefits are expressed as a notional account value and the vested account balance is payable as a lump sum on termination of employment, although an installment option of equivalent value is also available.

        Each year, a NEO's account is increased by a "compensation credit" equal to 9% of pay. For this purpose, pay is equal to base salary plus bonuses under the Company's annual bonus plan. There is no limit on compensation that may be taken into account as in the Qualified Plan. Each year, a NEO's account is also increased by an "investment credit" equal to the same earnings rate as the interest credit in the cash balance component of the Qualified Plan, based on 30-year Treasury rates.

        The plan has been in effect since March 1, 2003. Vesting occurs at 20% for each year of participation and years of service at DTE Energy are not counted toward vesting. As of December 31, 2013, Ms. Blair and Messrs. Jipping and Oginsky were fully vested and Mr. Bready was 80% vested.

        As noted above in the description of the Qualified Plan, a portion of the ESRP account balance may be shifted to the cash balance component of the Qualified Plan each year, as permitted under the rules for qualified plans. Such a shift allows the NEOs to become immediately vested in the account values shifted, and confers certain tax advantages to the NEOs and us. As of December 31, 2013, the ESRP account values, net of the amounts shifted to the Qualified Plan, are as follows:

Mr. Bready	$381,015
Ms. Blair:	$688,811
Mr. Jipping:	$636,823
Mr. Oginsky:	$445,088

        The ESRP is funded with a Rabbi Trust, which we cannot use for any purpose other than to satisfy the benefit obligations under the ESRP, except in the event of the Company's bankruptcy, in which case the assets are available to general creditors. All ESRP balances become fully vested upon a change in control of the Company.

Nonqualified Deferred Compensation

        We maintain the Executive Deferred Compensation Plan under which nonqualified deferred compensation is permissible. Only selected officers of the Company, including the NEOs, are eligible to participate in this plan and only Mr. Welch has deferred income under this plan. NEOs are allowed to defer up to 100% of their salary and bonus. Investment earnings are based on the same investment options available under the qualified Savings and Investment Plan (401(k) Plan), and are selected by the individual NEOs. Distributions will generally be made at the NEO's termination of employment for any reason. The following table provides information with respect to the plan that allows for the deferral of compensation on a basis that is not tax-qualified. There were no Company contributions, executive contributions or withdrawals, or other distributions pursuant to the plan during 2013.

 Nonqualified Deferred Compensation Table

Name (a)	Aggregate Earnings in Last FY ($) (d)	Aggregate Balance at Last FYE ($) (f)
Joseph L. Welch(1)	$105,201	$687,494
Cameron M. Bready	—	—
Linda H. Blair	—	—
Jon E. Jipping	—	—
Daniel J. Oginsky	—	—

(1)
None of this amount is reported in the Summary Compensation Table, as none of it is above-market or preferential.

Employment Agreements and Potential Payments Upon Termination or Change in Control

  Employment Agreements

        As referenced above, we entered into employment agreements with each of the NEOs in December 2012 and January 2013 which superseded the employment agreements then in effect. The employment agreements are subject to automatic one-year employment term renewals each year beginning December 21, 2014, unless either party provides the other with 30 days' advance written notice of intent not to renew the employment term. Under the employment agreements, Mr. Welch reports to our Board of Directors and all of the other NEOs report to Mr. Welch.

        The employment agreements provide that each NEO will receive an annual base salary equal to their current base salary, which is subject to annual review and increase by our Board of Directors in its discretion. The employment agreements also provide that NEOs are eligible to receive an annual cash bonus, subject to our achievement of certain performance targets established by our Board of Directors, as detailed in the Compensation Discussion and Analysis section of this proxy statement. The employment agreements also provide the NEOs with the right to participate in equity plans, employee benefit plans and retirement plans, including but not limited to welfare plans, retiree welfare benefit plans and defined benefit and defined contribution plans.

        In addition, the NEOs' employment agreements provide for payments by us of certain benefits upon termination of employment. The rights available at termination depend on the situation and circumstances surrounding the terminating event. The terms "Cause" and "Good Reason" are used in the employment agreements of each NEO and an understanding of these terms is necessary to determine the appropriate rights for which a NEO is eligible. The terms are defined as follows:

  •
  Cause means: a NEO's continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the NEO of such failure; dishonesty in the performance of the NEO's duties; a NEO's conviction of, or plea of nolo contender to, a crime constituting a felony or misdemeanor involving moral turpitude; willful malfeasance or willful misconduct in connection with a NEO's duties; any act or omission which is injurious to the financial condition or business reputation of the Company; or violation of the non-compete or confidentiality provisions of the employment agreement.

  •
  Good reason means: a greater than 10% reduction in the total value of the NEO's base salary, target bonus, and employee benefits; or if the NEO's responsibilities and authority are substantially diminished.

        If a NEO's employment is terminated with cause by the Company or by the NEO without good reason, the NEO will generally only receive his or her accrued but unpaid compensation and benefits as of the date of his or her employment termination. If the NEO terminates due to death or disability (as defined in the employment agreements), the NEO (or the NEO's spouse or estate) would also receive a pro rata portion of his or her current year annual target bonus.

        If a NEO's employment is terminated by the Company without cause or by the NEO for good reason, the NEO will receive the following, subject to the NEO's execution of a release agreement and commencing generally on the earliest date that is permitted under Section 409A of the Internal Revenue Code:

  •
  any accrued but unpaid compensation and benefits. For each of the NEOs, the benefits include:

  •
  Mr. Welch: annual Special Annuity Credit and cash balance under the Qualified Plan, and annual MSBP benefit;

  •
  Mr. Bready: cash balance under the Qualified Plan and vested portion of ESRP balance;

  •
  Ms. Blair: cash balance and ESRP shift under the Qualified Plan and vested portion of ESRP balance;

  •
  Mr. Jipping: annual benefit under the traditional component of the Qualified Plan and vested portion of ESRP balance; and

  •
  Mr. Oginsky: cash balance under the Qualified Plan and vested portion of ESRP balance;

  •
  continued payment of the NEO's then-current base salary for two years;

  •
  payment to Mr. Welch in any case, and for the other NEOs if the termination is within six months before or two years after a "Change of Control" (as defined in the employment agreements), of an amount equal to two times the average of the annual bonuses that were payable to the NEO for the three fiscal years immediately preceding the fiscal year in which his or her employment terminates, payable in equal installments over the period in which continued base salary payments are made;

  •
  a pro rata portion of the annual bonus for the year of termination, based upon the Company's actual achievement of the performance targets for such year as determined under the annual bonus plan and paid at the time that such bonus would normally be paid;

  •
  eligibility to continue coverage under our active medical, dental and vision plans subject to applicable COBRA rules. If such coverage is elected, we will reimburse the NEO for the shorter of 18 months or until the NEO becomes eligible for coverage under another employer-sponsored group plan, in an amount equal to our periodic cost of such coverage for other executives, plus a tax gross-up amount;

  •
  outplacement services for up to two years; and

  •
  for Mr. Welch and Ms. Blair, deemed satisfaction of the eligibility requirements of our retiree welfare benefit plan for purposes of participation therein; and for Messrs. Jipping and Oginsky, participation in our retiree welfare benefit plan only if, by the end of their specified severance period, they have achieved the necessary age and service credit otherwise necessary to meet the eligibility requirements. In addition, if we terminate our retiree welfare benefit plan and, by application of the provisions described in the prior sentence, the NEO would otherwise be entitled to retiree welfare benefits, we will establish other coverage for the NEO or the NEO will receive a cash payment equal to our cost of providing such benefits, in order to assist the NEO in obtaining other retiree welfare benefits.

        In addition, while employed by us and for a period of two years after any termination of employment without cause by the Company (other than due to their disability) or for good reason by them and for a period of one year following any other termination of their employment, the NEOs will be subject to certain covenants not to compete with or assist other entities in competing with our business and not to encourage our employees to terminate their employment with us. At all times while employed and thereafter, the NEOs will also be subject to a covenant not to disclose confidential information.

        In the event the NEO becomes subject to excise taxes under Section 4999 of the Internal Revenue Code as a result of payments and benefits received under the employment agreements or any other plan, arrangement or agreement with us, we will pay (a) the NEO (other than Mr. Welch) only that portion of such payments which are in total equal to one dollar less than the amount that would subject the NEO to the excise tax, and (b) in the case of Mr. Welch, the greater of the following which would give Mr. Welch the highest net after-tax amount (after payment by Mr. Welch of the excise tax and any other applicable taxes): (i) such payments and (ii) only that portion of such payments which are in total equal to one dollar less than the amount that would subject Mr. Welch to the excise tax.

Options and Restricted Stock Grants

        In the event of a change in control, all unvested options and restricted stock grants awarded pursuant to the LTIP prior to November 12, 2013 will vest in full with or without termination of employment. In the event of a change in control, all unvested options and restricted stock grants awarded pursuant to the LTIP on or after November 12, 2013, will vest in full only with termination of employment. The values that would have been received by the NEOs upon accelerated vesting due to termination of employment from a change in control, assuming a change in control transaction had been consummated on December 31, 2013, are as follows:

Accelerated Option and Stock Vesting Table

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Joseph L. Welch	234,909	$1,307,892	187,101	$5,976,006
Cameron M. Bready	209,757	$1,156,263	70,698	$2,258,094
Linda H. Blair	216,924	$1,193,574	32,379	$1,034,185
Jon E. Jipping	185,010	$1,039,123	28,011	$894,671
Daniel J. Oginsky	116,304	$627,369	16,788	$536,209

(1)
Equals the stock price on the NYSE on December 31, 2013 minus the option exercise price multiplied by the number of unvested options.

(2)
Equals the stock price on the NYSE on December 31, 2013 multiplied by the number of shares acquired on vesting.

Payments in the Event of Termination

        The benefits to be provided to the NEOs as a result of termination under various scenarios are detailed in the table below. The table assumes that the termination occurred on December 31, 2013, and the relevant stock price was $31.94 per share.

		Termination Scenarios: Value of Potential Payments Total Value of Severance, Benefits and Unvested Equity Awards(1)(2)
Name	Voluntary Resignation	Involuntary For Cause	Involuntary Not-for-Cause or Voluntary Good Reason	Change In Control (pre-tax)(3)	Disability	Death (pre-retirement)(4)
Joseph L. Welch(5)	$4,802,967	$4,802,967	$11,771,744	$19,054,680	$13,315,903	$9,031,435
Cameron M. Bready(6)	$0	$0	$3,258,929	$6,672,475	$3,982,546	$3,984,422
Linda H. Blair	$0	$0	$3,853,378	$6,080,278	$2,817,900	$2,822,620
Jon E. Jipping(7)	$0	$0	$2,996,831	$4,929,870	$2,416,039	$2,420,372
Daniel J. Oginsky	$0	$0	$2,240,005	$3,403,142	$1,548,137	$1,550,293

(1)
All scenarios include the value of severance and embedded value of accelerated equity. For Mr. Welch and Ms. Blair, the value of the Postretirement Welfare Plan is additionally included where applicable. Mr. Welch's termination scenarios also reflect additional years of pension benefit payments because his pension benefits are fully vested as of December 31, 2013. All other accrued pension benefits, outside of present value reductions outlined in footnotes (4), (6) and (7) and additional pension benefits upon death, have not been included in these termination scenarios but can be found in the Pension Benefits Table, which assumes that none of the executives are terminated prior to retirement age and that benefits are paid once retirement commences.

(2)
Upon any termination of employment, benefits that are accrued but unpaid prior to that event are paid. These benefits are assumed to be $0 in the above table.

(3)
Change in control values include severance amounts reflecting cutbacks to safe harbor value where this is greater than if an excise tax had been paid. No executive would be subject to an excise tax at the assumed change in control date; therefore, the table reflects no cutbacks.

(4)
In the event of Mr. Welch's termination of employment for death (pre-retirement), his spouse would receive survivor benefits under the Postretirement Welfare Plan, half of the Special Annuity Credit that is payable as a 50% joint and survivor annuity, the Qualified Plan cash balance component, and 15 years of payments of the MSBP annuity. In the event of Mr. Jipping's termination for death (pre-retirement), his spouse would receive half the 50% joint and survivor annuity under the traditional component of the Qualified Plan, also reduced to reflect a 90% for the early retirement factor that would apply at age 58 since Mr. Jipping does not have 30 years of service as of December 31, 2013. Unlike the amounts in the Pension Benefits Table, the death benefit amounts in this column for Mr. Welch and Mr. Jipping have not been discounted to present value.

(5)
The vested Special Annuity Credit that Mr. Welch is entitled to receive is included in the pension benefit values upon all terminations of employment, with the exception of death, as stated in the Pension Benefits Table ($943,862). This amount assumes payment would commence at an assumed retirement age of 68. The amount shown above is attributed to additional years of payment prior to that assumed retirement age (Mr. Welch is 65 years old as of December 31, 2013). The Pension Benefits Table assumes payment commences after Mr. Welch's assumed retirement age of 68 and reflects the present value of the cash balance component of the Qualified Plan. Please see "Pension Benefits — Qualified Plan — Special Annuity Credit for Mr. Welch in the Qualified Plan" in this proxy statement. The MSBP value in the Pension Benefits Table assumes payment commences at the assumed retirement age of 68. The amount shown in the above table is attributed to additional years of payment prior to that assumed retirement age. Mr. Welch has met the retirement eligibility requirements as of December 31, 2013 and therefore would receive benefits under the Postretirement Welfare Plan upon termination.

(6)
The Pension Benefits Table assumes Mr. Bready would not be terminated prior to retirement age. The termination scenarios above, other than Change in Control or Death, do not reflect a decrease in the present value due to the unvested portion of the ESRP ($75,901).

(7)
The Pension Benefits Table assumes that Mr. Jipping would not be terminated before retirement age and no early retirement reduction was applied. In all termination scenarios, however, a 90% early retirement factor would apply at age 58 because Mr. Jipping has less than 30 years of service as of December 31, 2013. The above table does not reflect the reduction in the present value ($73,274), except for death due to applying the early retirement factor.

        Upon death or disability, a NEO (or his or her estate) receives a pro rata portion of his or her current year target bonus, full and immediate vesting of any unvested stock options and all restrictions on restricted stock are assumed lapsed. All balances under the cash balance and ESRP shift components of the Qualified Plan, and the ESRP balance (vested portion only for disability), are immediately payable. If the NEO has 10 years of service after age 45, then the NEO (and his or her spouse) is eligible for retiree medical benefits.

        Upon death, under the traditional and, for Mr. Welch only, the special annuity credit components of the Qualified Plan, the surviving spouse receives an annuity for life equal to 50% of the NEO's benefit that would have been receivable as a 50% joint and survivor annuity (one of the optional forms of payment under the Qualified Plan). For Mr. Welch only, the pre-retirement death benefit under the MSBP payable to his beneficiary or his estate is 15 years of payments of his accrued benefit.

Retention Compensation Agreement

        Pursuant to a retention compensation arrangement for Mr. Welch, he will be paid in two equal cash payments of $1,500,000 on each of June 30, 2014 and June 30, 2016, based upon his continued employment and satisfactory performance as the Company's Chief Executive Officer as of such dates. The payments under the agreement will not be included in the calculation of benefits payable to Mr. Welch pursuant to the MSBP.

Director Compensation

        The following table provides information concerning the compensation of directors during 2013.

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Total ($) (h)
Christopher H. Franklin	$85,000	$74,824	$159,824
Edward G. Jepsen	$75,000	$74,824	$149,824
William J. Museler	$85,000	$74,824	$159,824
Hazel R. O'Leary	$85,000	$74,824	$159,824
M. Michael Rounds(3)	$28,125	$18,745	$46,870
Thomas G. Stephens	$75,000	$74,824	$149,824
G. Bennett Stewart	$85,000	$74,824	$159,824
Lee C. Stewart	$100,000	$74,824	$174,824
J.C. Watts, Jr.(3)	$75,000	$74,824	$149,824

(1)
Includes annual Board retainer and committee chairmanship retainer, as well as a lead director fee (for Mr. Lee Stewart only).

(2)
Aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. Awards are made quarterly and recorded at fair value at the date of grant. The values for Ms. O'Leary and Messrs. Franklin, Jepsen, Museler, Stephens, Bennett Stewart, Lee Stewart and Watts awards were $74,824 (equivalent to 630 shares at $29.75 per share, 615 shares at $30.43 per share, 597 shares at $31.28 per share and 585 shares at $31.94 per share). The value for Mr. Rounds was $18,745 (equivalent to 630 shares at $29.75 per share). The aggregate number of unvested stock awards outstanding as of December 31, 2013 for each director is as follows: Ms. O'Leary and Messrs. Jepsen, Museler, Bennett Stewart and Lee Stewart, 8,499 shares; Messrs. Franklin and Watts, 6,549 shares; Mr. Stephens, 2,790 shares; Mr. Rounds, 0 shares.

(3)
Mr. Rounds left the Board in May 2013 and Mr. Watts left the Board in January 2014.

        Directors who are employees of the Company do not receive separate compensation for their services as a director. All non-employee directors are compensated under our standard non-employee director compensation policy, pursuant to which they are paid an annual cash retainer of $75,000 and an annual equity retainer of restricted stock with a total value of $75,000 (awarded through quarterly grants valued at $18,750 each). The restricted stock grants were made under the 2003 Plan through that plan's expiration in February 2013 and under the LTIP thereafter. In addition, we pay an additional cash retainer of $10,000 annually to the chair of each Board committee and $25,000 annually to our lead director. We do not pay per-meeting fees under the policy. Directors are reimbursed for their out-of-pocket expenses related to their Board service in an accountable expense plan.

        The restricted stock grants will fully vest upon the earlier of (i) March 31 of the third year following the grant date, (ii) the date the grantee ceases to be a member of the Board for any reason other than due to removal for cause, or (iii) a "change of ownership" or "change in control" (as such term is defined under the applicable plan). If the grantee is removed from the Board for cause prior to the restricted stock becoming fully vested, the grantee forfeits the restricted stock. These restricted stock award agreements also provide that the restricted stock issued to the grantee may not be transferred by the grantee in any manner prior to vesting. Grantees otherwise have all rights of holders of our common stock, including voting rights and the right to receive dividends.

        We have stock ownership guidelines that apply to our non-employee directors. Under these guidelines, directors must meet the applicable stock ownership guidelines of the Company by the fifth anniversary of when they received their first stock grant from the Company. The guidelines require ownership of shares of our common stock valued at five times their annual cash retainer. Each of the directors is in compliance with, or is on schedule to meet the requirements of, the policy. Our Stock Ownership Policy is further described above in the section entitled "Compensation of Executive Officers and Directors — Compensation Discussion and Analysis — Stock Ownership Guidelines."

 PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Securities Exchange Act and related rules of the Securities and Exchange Commission, we are providing shareholders with an opportunity to vote on an advisory resolution to approve the executive compensation for our NEOs as described in this proxy statement (sometimes referred to as "say on pay"). Consistent with the advisory vote of the shareholders in 2011, the Board has determined that the opportunity for such a vote will occur at each year's annual meeting.

        Our compensation philosophy is designed to align each executive's compensation with the Company's short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to the Company's long-term success. This approach has been used since the inception of the Company and has been successful in helping us attract, retain and motivate individuals who have helped us achieve superior shareholder returns.

        The Compensation Committee, comprised solely of independent directors, is responsible for our compensation policies and practices and has established a thorough process for the review and approval of compensation program designs, practices and amounts awarded to our executive officers without encouraging excessive risk-taking. The Compensation Committee engaged and received advice from an independent, third-party compensation consultant. All members of the Board support our compensation philosophy.

        Shareholders are encouraged to read the Compensation of Executive Officers and Directors section of this proxy statement, including the Compensation Discussion and Analysis, for a detailed discussion of our compensation program for NEOs. We believe this compensation program has been successful in accomplishing its goals and, therefore, recommend that you vote FOR the following resolution:

    "Resolved, that the shareholders approve, on an advisory basis, the compensation paid to the Company's NEOs as disclosed in Compensation of Executive Officers and Directors, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement."

        This vote is nonbinding. The Board and the Compensation Committee value the opinion of shareholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of a negative vote.

        The affirmative vote of the holders of a majority of the shares of our common stock voting in person or by proxy on this proposal is required to approve the proposal. Abstentions and broker non-votes will be disregarded for purposes of determining the number of votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RESOLUTION APPROVING THE EXECUTIVE COMPENSATION OF OUR NEOS AS DESCRIBED IN THIS PROXY STATEMENT.

 PROPOSAL 3—APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Auditor Appointment

        Deloitte has acted as our independent registered public accounting firm to audit the financial statements of the Company and its consolidated subsidiaries since the Company's inception in 2003, and acted as such in 2013. The Audit and Finance Committee has appointed Deloitte to act as the independent registered public accountants to audit our 2014 consolidated financial statements. As a matter of good corporate practice, we are asking our shareholders to ratify the appointment of Deloitte as our independent registered public accounting firm for 2014. The affirmative vote of the holders of a majority of the shares of our common stock voting in person or by proxy is required to ratify the appointment of the independent registered public accounting firm. Abstentions and broker non-votes will be disregarded for purposes of determining the number of votes cast. If the shareholders fail to ratify the appointment of

Deloitte, the Audit and Finance Committee would reconsider its appointment. Even if the appointment is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit and Finance Committee determines that such a change would be in the Company's or our shareholders' best interests.

        Representatives of Deloitte are expected to be present at the 2014 Annual Meeting and to be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement, if they so desire.

Independent Registered Public Accounting Firm

        The following table provides a summary of the aggregate fees incurred for Deloitte's services in 2013 and 2012:

	2013	2012
Audit fees(1)	$1,607,000	$1,607,000
Audit-related fees(2)	$581,000	$712,414
Tax fees(3)	$1,461,500	$128,918
All other fees(4)	$4,000	$4,000
Total fees	$3,653,500	$2,452,332

(1)
Audit fees were for professional services rendered for the audit of our consolidated financial statements and internal controls and reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filing engagements.

(2)
Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include due diligence support relating to merger and acquisition activity and the audit of our employee benefit plans and accounting consultations in both 2013 and 2012. The fees also include amounts for the services provided in connection with our securities offerings.

(3)
Tax fees were professional services for federal and state tax compliance, tax advice and tax planning, including services to support merger and acquisition activity.

(4)
All other fees were for services other than the services reported above. These services included subscriptions to the Deloitte Accounting Research Tool.

        The Audit and Finance Committee of the Board of Directors does not consider the provision of the services described above by Deloitte to be incompatible with the maintenance of Deloitte's independence.

        The Audit and Finance Committee has adopted a pre-approval policy for all audit and non-audit services pursuant to which it pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement with respect to such services. To the extent that we need an engagement for audit and/or non-audit services between Audit and Finance Committee meetings, the Audit and Finance Committee chairman is authorized by the Audit and Finance Committee to approve the required engagement on its behalf.

        The Audit and Finance Committee approved all of the services performed by Deloitte in 2013.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFYING THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY'S 2014 CONSOLIDATED FINANCIAL STATEMENTS.

 PROPOSAL 4—APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

        The Board of Directors has recently approved and is seeking shareholder approval of an amendment to the ITC Holdings Corp. Employee Stock Purchase Plan, or ESPP, that will increase the number of shares of common stock subject to the ESPP by 125,000 to 665,000. The ESPP was originally approved by our Board of Directors and shareholders in 2006 and as previously amended in 2011. A copy of the ESPP, as amended, will be filed with the SEC simultaneously with this proxy statement. We suggest that you read the ESPP, as amended, in its entirety for a more complete understanding of the proposed amendment.

Summary of the ESPP

        The purpose of the ESPP is to encourage employee stock ownership, thus aligning their interests with those of shareholders, and to enhance the ability of the Company to attract, motivate and retain qualified employees. We believe that the ESPP offers a convenient means for our employees who might not otherwise own our common shares to purchase and hold common shares. We also believe that the ability to acquire shares at a discount to market and without broker fees offers a meaningful incentive to participate. Our employees' continuing economic interests as shareholders in our performance and success should further enhance our potential for growth and profitability.

Shares Subject to the ESPP

        As amended, the ESPP would include an aggregate of 665,000 shares of our common stock, including shares previously issued and as adjusted for the February 2014 three-for-one stock split. If any purchase right under the ESPP terminates, is cancelled or expires without having been exercised in full, the underlying common shares that were not purchased are again available under the ESPP, unless the ESPP has been terminated. To prevent dilution or enlargement of the rights of participants under the ESPP, appropriate adjustments will be made if any change is made to our outstanding common shares by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our common stock or its value.

Eligible Participants

        All employees of the Company and its subsidiaries, including officers and directors who are employees, who have (i) completed six full months of service with the Company, and (ii) whose customary employment is for more than 20 hours per week and five or more months per calendar year at the time of an offer, is eligible to participate in the ESPP unless, after the grant of purchase rights under the ESPP, the employee would own common stock exceeding 5% of the total combined voting power or value of all outstanding common stock of the Company or its subsidiaries (as calculated under the attribution rules in the Code). Participation in the ESPP is voluntary and is dependent upon each eligible employee's election to participate and his or her determination as to the desired level of participation, subject to the ESPP's limits. As of the record date, approximately 500 of our employees were eligible to participate in the ESPP. Since participation is voluntary and the number of purchase periods and the purchase prices of shares under the ESPP are subject to the discretion of the Compensation Committee and prevailing market prices of the common stock from time to time, the benefits to be received by participants are not determinable.

Purchases Under the ESPP

        The ESPP is administered by the Compensation Committee, which has broad power under the ESPP to make determinations regarding the ESPP, to interpret the terms of the ESPP and to establish rules and regulations for its administration. Whether offers will be made under the ESPP and the beginning and ending dates of the related purchase periods are determined by the Compensation Committee. A purchase period may be not less than three months nor more than 27 months. The purchase price at which shares may be purchased by participants is determined by the Compensation Committee at the beginning of the purchase period and will not be less than the lesser of 85% of the fair market value per share of the common stock on the first day of the purchase period or 85% of the fair market value per share on the last day of the purchase period. As of the record date, the closing sale price of our common stock was $37.35.

        On the first day of each purchase period, each participant who has elected to participate in the purchase period receives a non-transferable option to purchase, on the last day of the purchase period, as many whole common shares as the participant can purchase with the payroll deductions credited to his or her account during that period. The option to purchase will be exercised automatically on the last day of the purchase period. Fractional shares will not be issued under the ESPP, and any amount remaining in the participant's account after such exercise will be held for the purchase of common shares in the next purchase period.

        Participants may purchase shares by submitting an enrollment form to the Company, during the election period established by the Compensation Committee and prior to the beginning of the purchase period, stating the participant's election to have payroll deductions made for the purpose of participating in the ESPP. Payroll deduction amounts may not exceed 10% of the participant's pre-tax base salary, nor may a participant purchase more than 696 shares of common stock in any three month purchase period (adjusted upward for any purchase period of more than three months) or, in any calendar year, shares having a fair market value of more than $25,000. After initial enrollment in the ESPP, payroll deductions will continue from purchase period to purchase period unless the participant makes another election to terminate his or her payroll deductions, terminates his or her employment with the Company or becomes ineligible to participate in the ESPP. An employee may suspend payroll deductions during a purchase period only at the discretion of the Company in the event of an unforeseen hardship; provided however, that payroll deductions made prior to approval of the suspension by the Company shall still be used to purchase stock for the employee at the end of the purchase period. The amounts deducted will be credited to the participant's account under the ESPP, but we will not establish any actual separate account to hold such amounts and we will not pay any interest on the deducted amounts.

        If insufficient shares remain available in any offering period under the ESPP, the shares available will be allocated pro rata among the participants in that offering period in the same proportion that their base salary bears to the total of the base salaries of all participants for that purchase period. Any amounts not applied to the purchase of common shares will be refunded to the participants after the end of the offering period without interest.

        If a participant ceases to be one of our employees for any reason, the Company will issue a check to the former employee or his or her estate, within a reasonable time after termination, in the amount of all payroll deductions collected from the participant and not used to purchase shares as of the termination date.

Restriction on Transfer

        Unless otherwise permitted by the Compensation Committee, shares purchased under the ESPP may not be sold, transferred or otherwise disposed of for six months after the purchase period in which they were acquired. The right to acquire shares under the ESPP is not transferable.

Amendment of the ESPP

        No purchase periods may begin after February 7, 2016. The Board may amend the ESPP at any time, but no amendment may disqualify the ESPP under Section 423 of the Code or Rule 16b-3 under the Securities Exchange Act of 1934, as amended, without shareholder approval. No amendment or termination will adversely affect any right to purchase shares that has been granted under the ESPP without the consent of the participant.

Change in Control of the Company

        If we are acquired or are otherwise involved in a change in control transaction in which the Company is the surviving entity, each participant will be entitled to receive, at the end of the purchase period, in lieu of the shares which the participant is otherwise entitled to receive, the consideration which the participant would have been entitled to receive pursuant to the terms of the applicable agreement at the time of the change in control transaction if the participant had been a holder of record of such shares. In addition, in the event of a change in control transaction, the Committee may terminate the purchase period as of the date of the change in control transaction and cause each participant to have his or her outstanding rights to acquire common shares under the ESPP exercised as of the time immediately prior to the change in control transaction to the extent payroll deductions were made prior to such time. If a change in control transaction occurs in which the Company is not the surviving entity, the purchase period automatically will terminate as of the date of the change in control transaction and each participant's outstanding rights to acquire common shares under the ESPP will be exercised as of the time immediately prior to the change in control transaction to the extent payroll deductions were made prior to such time.

Shares Available for Grant and Options Outstanding

        In addition to the ESPP, we make equity-based grants to employees, directors and consultants under the LTIP, and previously made equity-based grants under the 2003 Plan, all of which plans were previously approved by shareholders. The following table sets forth certain information with respect to our equity compensation plans at December 31, 2013 (shares in thousands):

	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans(a)
Equity compensation plans approved by shareholders:	5,169	$18.53	5,622

(a)
The number of shares remaining available for future issuance under equity compensation plans has been reduced by: (1) the common shares issued through such date upon exercise of stock options or rights under the ESPP; (2) the common shares that could be issued upon the future exercise of outstanding stock options; and (3) the amount of restricted stock awards granted that have not been forfeited. Of the shares remaining available for future issuance at December 31, 2013, 5,546,823 are available under the LTIP and 74,151 are available under the Employee Stock Purchase Plan, respectively. Amounts in the table do not include the additional number of shares covered by the amendment being proposed for approval by shareholders.

        Because participation in the ESPP is voluntary and elective, the benefits or amounts that any participant or group of participants may receive if the proposed amendment to the ESPP is approved are not currently determinable. The table below contains the benefits or amounts that the individuals and groups listed below have received under the ESPP since its inception. No associates of our directors or executive officers have purchased any shares under the ESPP and no one has individually received more than 5% of the shares issued under the ESPP.

Participants	Number of Shares Purchased Under the ESPP
Joseph L. Welch	—
Cameron M. Bready	—
Linda H. Blair	—
Jon E. Jipping	—
Daniel J. Oginsky	—
All current executive officers as a group	—
All current directors who are not executive officers as a group	—
All non-executive employees as a group	483,999

United States Federal Income Tax Consequences

        The following is a general summary of the material United States federal income tax consequences to us and to participants in the ESPP based on the Internal Revenue Code as currently in effect. This summary is necessarily general in nature and does not purport to be complete.

        The ESPP is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code. That section provides that a participant in the ESPP will generally realize no taxable income as a result of the grant or exercise of rights to acquire common shares under the ESPP. Amounts deducted from a participant's compensation to purchase shares under the ESPP are taxable income to participants in the year in which the amounts would otherwise have been received.

        If the shares acquired under the ESPP are sold by the participant more than two years after the grant of the applicable right (i.e. , the beginning of the applicable offering period) and one year from the exercise date, the participant will recognize as ordinary income an amount equal to the lesser of (1) the amount by which the fair market value of the shares when purchased exceeds the purchase price (i.e ., the discount below fair market value), or (2) the amount, if any, by which the fair market value of the shares at the time of the sale exceeds the purchase price. The participant's tax basis in the shares purchased will increase by the amount recognized as ordinary compensation income and any further gain recognized on the sale will be treated as capital gain. We will not be entitled to a deduction for federal income tax purposes with respect to such sale.

        However, if the shares acquired under the ESPP are sold by the participant within two years after the grant of the applicable right or within one year of the exercise date, the participant will recognize ordinary income in the year of such sale, the amount of which generally will be the excess of the fair market value of the shares on the date the shares were purchased (i.e .., the end of the applicable offering period) over the purchase price for those shares. The participant's tax basis will increase by the amount recognized as compensation and any further gain or loss realized upon the sale will be capital gain or loss. In general, we will be entitled to a tax deduction for federal income tax purposes at the time of such sale in an amount equal to the ordinary compensation income recognized by the participant. However, if the participant is the Company's chief executive officer or one of our other most highly compensated executive officers in the year of sale, no deduction will be available to us to the extent the participant's total ordinary compensation income during that year exceeds $1 million.

Vote Required

        We are seeking shareholder approval of this proposal to continue to satisfy the requirements of Code Section 423. Approval of the proposed amendment to the ESPP requires the affirmative vote of a majority of the votes cast by the holders of common shares entitled to vote on the proposal. Abstentions and broker non-votes will not be deemed votes cast in determining approval of this proposal and will not have the effect of a vote for or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

 PROPOSAL 5—SHAREHOLDER PROPOSAL
REQUESTING ACTION TO MODIFY THE REQUIREMENTS FOR CALLING A SPECIAL MEETING OF SHAREHOLDERS

        James McRitchie and Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, who together own 150 shares of the Company's common stock, propose the following:

Special Shareowner Meetings

        Resolved, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 15% of our outstanding common the power to call a special shareowner meeting.

        This includes that such bylaw and/or charter text will not have any exclusionary or prohibitive language in regard to calling a special meeting that apply only to shareowners but not to management and/or the board (to the fullest extent permitted by law). This proposal does not impact our board's current power to call a special meeting.

        Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This proposal topic won more than 70% support at Edwards Lifesciences and SunEdison in 2013.

        This proposal should also be more favorably evaluated due to our Company's clearly improvable environmental, social and corporate governance performance as reported in 2013:

        GMI Ratings, an independent investment research firm, rated our executive pay F — $50 million for Joseph Welch. There also a lack of a clawback policy to recoup unearned executive pay based on fraud or error.

        In regard to our board of directors Director Thomas Stephens received our highest negative votes and he had only one-year tenure. Hazel O'Leary was negatively flagged by GMI because she was on the UAL Corporation board when it filed for bankruptcy. This was compounded by Ms. O'Leary being appointed to our executive pay committee and our nomination committee. Our Leads Director Lee Stewart was potentially over-committed with his service on the boards of 3 companies — each of which was rated D by GMI.

        GMI said there were multiple related party transactions and other potential conflicts of interest involving our company's board or senior managers which should be reviewed in greater depth, as such practices should be avoided. GMI flagged ITC for its failure to establish specific environmental impact reduction targets, a critical practice for any company operating in a high environmental impact industry that is committed to its own long-term sustainability.

        Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Board of Directors' Position

        The Board believes that it is not in the best interests of shareholders or the Company to enable holders of only 15% of our outstanding common stock, regardless of the amount of time that such shares have been held, to have an unlimited ability to call a special meeting of shareholders for any purpose at any time. The Board unanimously recommends that shareholders vote against this proposal for the following reasons.

        The Company, like other public companies, holds a shareholder meeting each year following announcement of its annual financial results to elect directors and to address various other corporate housekeeping matters. Preparing for and holding shareholder meetings consume substantial management, legal and administrative time and resources, and temporarily divert the focus of the Board and senior management away from managing the Company. Shareholder meetings also impose significant financial costs on the Company, such as third-party expenditures associated with preparing, printing, filing and mailing required proxy statements and holding the meeting. As a result, the Board believes that a special meeting should be held only on the rare occasion when fiduciary, strategic, transactional or similar considerations dictate that a matter is so critical or time sensitive that it must be addressed immediately, rather than at the next annual meeting.

        Amending the Bylaws as suggested by the proposal would permit a small group of minority shareholders to use the extraordinary measure of calling a special meeting to serve such group's narrow self-interests at the expense of the Company and the majority of the shareholders who may have little or no interest in the matters to be brought before the meeting. For example, event-driven hedge funds or other activists may pursue a special meeting with the goal of being disruptive to the Company's business or to propose issues that facilitate their own short-term focused exit strategies. This concern is heightened if shareholders who may have a perspective substantially different from a majority of the shareholders could borrow shares from other shareholders for the sole purpose of meeting the required threshold necessary to call a special meeting. Giving shareholders who hold as little as 15% of our outstanding common stock the unlimited power to call an unlimited number of special meetings opens the door to potential abuse and waste of substantial corporate resources and to disruption of the Board's and management's focus on operating the Company for reasons that may well not be in the best interest of the vast majority of shareholders. Permitting holders of a relatively small percentage of the outstanding shares to have such power could be particularly troublesome for the Company if market participants were able to call or influence the call of a special meeting, as such power could call the independence of the Company's subsidiaries into question for regulatory purposes and potentially alter their status as independent transmission companies.

        The Board believes that annual shareholder meetings are the most appropriate forum for shareholders to submit proposals and raise issues shareholders believe should be voted upon. Because the Company's annual meetings are regularly held and scheduled well in advance, shareholders are able to plan to air their concerns and are afforded ample opportunity to do so within this setting. Shareholders can use the Company's annual meeting to communicate their concerns to other shareholders, the Board and management, including through the submission of shareholder proposals (such as this one) to be included in the Company's proxy statement and by raising issues from the floor of the meeting or informally before and after the meeting. Because the Board has the power under the Bylaws to fill vacancies on the Board until the next annual meeting and has the exclusive power to reduce the size of the Board to eliminate vacancies, the need to hold a special meeting to fill a vacancy on the Board would be extremely rare. In the unlikely event that an extraordinary matter arises requiring immediate formal shareholder action before the next annual meeting, our Bylaws currently provide that the Board or the Chairman and President — who are bound by fiduciary duties to act in the best interest of all shareholders — or the President or Secretary at the request of the holders of a majority of our common shares may call a special meeting.

        If matters arise between annual meetings that are of concern to shareholders but do not require formal shareholder action, shareholders are able to communicate directly with the Board as described under the heading "Shareholder Communications — Communications with the Board" in the Corporate Governance section of this Proxy Statement. Management also maintains open lines of communication with shareholders, financial analysts and shareholder advisory services.

        Shareholders can be assured that their right to be apprised of and vote on significant matters is also protected by state law and stock exchange rules. The Company is incorporated in Michigan and its laws require that major corporate actions, such as a merger or a sale of substantially all of our assets, be approved by at least a majority of shareholders. It is difficult to see how lowering the threshold to permit holders of 15% of outstanding common stock to call special meetings of shareholders would address the perceived concerns of the proponents or improve the Company's corporate governance. Also, because the

Company is listed on the New York Stock Exchange, the Company must obtain shareholder approval for equity compensation plans, significant issuances of securities to related parties, and private issuances of shares that represent more than 20 percent of the Company's voting power. Consequently, because Michigan law and New York Stock Exchange rules provide shareholders with the ability to vote on major corporate actions and the proponents do not provide any other compelling reason to change the current requirement for holding a special meeting, the Board does not believe this proposal is in your or the Company's best interests.

        Shareholders are also protected by a Michigan statute that permits the holders of 10% or more of the Company's stock to ask a Michigan circuit court to call a special meeting upon a showing of good cause. The good cause requirement protects the interests of all shareholders by allowing the holders of 10% or more of the Company's stock to call for a special meeting for legitimate purposes, including extraordinary matters requiring formal shareholder action that arise between annual meetings, while shielding shareholders and the Company from abuse of this right. Absent the good cause requirement in the Michigan statute, disgruntled or special interest minority shareholders would be able to call special meetings for frivolous or self-serving purposes at significant expense and disruption to the operations of the Company.

        Finally, although the proposal purports to concern itself with special meetings, the supporting statement suggests that the proposal is really a vehicle to discuss various other issues that do not bear any relationship to the proposal. The supporting statement even falsely states (1) Mr. Welch's compensation (see "Compensation of Executive Officers and Directors — Summary Compensation Table" for the correct figures), and (2) that the Company does not have a recoupment or "clawback" policy. The Company adopted such a policy in November 2013.

        The Board encourages shareholder input in the Company's corporate governance practices and is committed to good governance practices. However, after careful consideration of this proposal and in light of the factors noted above, the Board has determined that it is not in the best interests of the shareholders or the Company to allow holders of only 15% of our outstanding common stock to have an unlimited ability to call a special meeting of shareholders for any purpose at any time and unanimously recommends a vote against this proposal.

        Approval of the proposal requires the affirmative vote of a majority of the votes cast by the holders of common shares entitled to vote on the proposal. Abstentions and broker non-votes will not be deemed votes cast in determining approval of this proposal and will not have the effect of a vote for or against the proposal. It should be noted that approval of this proposal would not in itself modify the shareholders' right to call special meetings. Approval of the proposal would only advise the Board that a majority of shareholders voting on the proposal supports the proposal. In accordance with our Bylaws and applicable rules of the Securities and Exchange Commission, this proposal will not be voted upon at the meeting unless presented at the meeting by the proponents or their authorized representative.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL.

CERTAIN TRANSACTIONS

        Pursuant to its charter, the Nominating/Corporate Governance Committee is charged with monitoring and reviewing issues involving independence and potential conflicts of interest with respect to our directors and executive officers. As required by applicable New York Stock Exchange rules, the Nominating/Corporate Governance Committee also determines whether or not a particular relationship serves the best interest of the Company and its shareholders and whether the relationship should be continued or eliminated. In addition, our Code of Business Conduct and Ethics generally forbids conflicts of interest unless approved by the Board or a designated committee.

        Although the Company does not have a written policy with regard to the approval of transactions between the Company and its executive officers and directors, each director and officer must annually submit a form to the General Counsel disclosing his or her conflicts or potential conflicts of interest or certifying that no such conflicts of interest exist. Throughout the year, if any transaction constituting a conflict of interest arises or circumstances otherwise change that would cause a director's or officer's annual conflict certification to become incorrect, the director or officer must inform the General Counsel of such circumstances. The Nominating/Corporate Governance Committee reviews existing conflicts as well as potential conflicts of interest and determines whether any further action is necessary, such as recommending to the Board whether a director or officer should be requested to offer his or her resignation. Where the Board makes a determination regarding a potential conflict of interest, a majority of the Board (excluding any interested member or members) shall decide upon an appropriate course of action. Additionally, any director or officer who has a question about whether a conflict exists must bring it to the attention of the Company's General Counsel or Chairperson of the Nominating/Corporate Governance Committee.

        With the approval of the Nominating/Corporate Governance Committee, Clayton Welch, Jennifer Welch, Jessica Uher and Katie Welch (each of whom is a son, daughter or daughter-in-law of Joseph L. Welch, the Company's chief executive officer) were employed by us as a Senior Engineer, Fleet Manager, Manager of Warehouse and Logistics, and Senior Accountant, respectively, during 2013 and continue to be employed by us. These individuals are employed on an "at will" basis and compensated on the same basis as our other employees of similar function, seniority and responsibility without regard to their relationship with Mr. Welch. These four individuals, none of whom resides with or is supported financially by Mr. Welch, received aggregate salary, bonus, long-term incentives and taxable perquisites for services rendered in the above capacities totaling $445,099 during 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and ten percent owners to file reports of holdings and transactions in our stock with the SEC. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto and written representations furnished to us, our officers, directors and ten percent owners timely filed all required reports since the beginning of 2013 pursuant to Section 16(a) of the Exchange Act, except for Ms. O'Leary and Messrs. Franklin, Jepsen, Museler, Rounds, Stephens, Bennett Stewart, Lee Stewart and Watts each of whom filed one late Form 4 reporting receipt of their first quarter equity restricted stock grant.

By Order of the Board of Directors,
Wendy A. McIntyre Secretary
Novi, Michigan April 10, 2014

 ITC HOLDINGS CORP.

EMPLOYEE STOCK PURCHASE PLAN

(Effective May 21, 2014)

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 ITC HOLDINGS CORP.
EMPLOYEE STOCK PURCHASE PLAN

I. GENERAL PROVISIONS

        1.1    Establishment.     On February 8, 2006, the Board of Directors ("Board") of ITC Holdings Corp. ("Corporation") adopted the ITC Holdings Corp. Employee Stock Purchase Plan ("Plan"), subject to approval by the shareholders of the Corporation on May 17, 2006. The Board approved the Amended and Restated Plan on April 6, 2011, subject to approval of shareholders at the Corporation's annual meeting of shareholders on May 26, 2011. The Board approved the second Amended and Restated Plan on April 4, 2014, subject to approval of the shareholders at the Corporation's annual meeting of shareholders on May 21, 2014.

        1.2    Purpose.     The purpose of the Plan is (i) to promote the best interests of the Corporation and its shareholders by encouraging Employees of the Corporation and any Subsidiaries to acquire an ownership interest in the Corporation through the purchase of stock in the Corporation, thus aligning their interests with those of shareholders, and (ii) to enhance the ability of the Corporation and its Subsidiaries to attract, motivate and retain qualified Employees. The Plan is intended to constitute an "employee stock purchase plan" under Section 423 of the Code.

        1.3    Plan Duration.     Upon receipt of shareholders approval, the Plan shall commence on May 17, 2006 and subject to earlier termination by the Board in accordance with Section 3.4, no new Offers may be made under the Plan after February 7, 2016.

        1.4    Definitions.     As used in this Plan, the following terms have the meaning described below:

          (a)   "Board" means the Board of Directors of the Corporation.

          (b)   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (c)   "Change in Control" means the occurrence of any of the following events:

              (i)  If any one person, or more than one person acting as a group (as defined in Code Section 409A and IRS guidance issued thereunder), acquires ownership of Common Stock of the Corporation that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the Common Stock of the Corporation. However, if any one person or more than one person acting as a group, is considered to own more than fifty (50) percent of the total fair market value or total voting power of the Common Stock of the Corporation, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control, or to cause a change in the effective control of the Corporation (within the meaning of Code Section 409A and IRS guidance issued thereunder). An increase in the percentage of Common Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in such Corporation remains outstanding after the transaction.

             (ii)  If any one person, or more than one person acting as a group (as determined in accordance with Code Section 409A and IRS guidance thereunder), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Stock of the Corporation possessing thirty-five (35) percent or more of the total voting power of the Common Stock of the Corporation; or

            (iii)  If a majority of members on the Corporation's Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members

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    of the Corporation's Board prior to the date of the appointment or election (provided that for purposes of this paragraph, the term Corporation refers solely to the "relevant" Corporation, as defined in Code Section 409A and IRS guidance issued thereunder), for which no other Corporation is a majority shareholder.

            (iv)  If there is a change in the ownership of a substantial portion of the Corporation's assets, which shall occur on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A and IRS guidance issued thereunder) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

          (d)   "Committee" means the Compensation Committee of the Board.

          (e)   "Common Stock" means shares of the Corporation's Common Stock, as described in Section 1.5, below.

          (f)    "Corporation" means ITC Holdings Corp. and, for purposes of this Plan, employment with the Corporation shall be deemed to include employment with any Subsidiary of the Corporation.

          (g)   "Election Period" means the period of time designated by the Committee when an eligible Employee may elect to participate in one or more Purchase Periods.

          (h)   "Employee" means an individual who has an "employment relationship" with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-7(h), and the term "employment" means employment with the Corporation or a Subsidiary, as applicable.

          (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any successor rule.

          (j)    "Fair Market Value" means the value of Common Stock as determined in accordance with Section 2.2.

          (k)   "Offer" means the Committee's designation of a Purchase Period available to eligible Employees and the terms on which an option may be exercised during the applicable Purchase Period.

          (l)    "Option Price" means the price, determined by the Committee, at which Common Stock subject to an option may be purchased during a Purchase Period.

          (m)  "Plan" means the ITC Holdings Corp. Employee Stock Purchase Plan, the terms of which are set forth herein, and any amendments thereto.

          (n)   "Purchase Period" means a period established by the Committee during which an eligible Employee may exercise options granted hereunder.

          (o)   "Stock Exchange" means the principal national securities exchange on which the Common Stock is listed for trading, or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before the first or last day of a Purchase Period, as applicable.

          (p)   "Subsidiary" means any subsidiary of the Corporation, as defined in Code Section 424(f).

        1.5    Stock.     The stock subject to option and purchase under the Plan shall be the Common Stock of the Corporation, and may be either authorized and unissued shares or shares that have been reacquired by

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the Corporation. The total amount of Common Stock on which options may be granted under the Plan shall not exceed six hundred sixty-five thousand (665,000) shares, subject to adjustment in accordance with Section 3.2. Shares of Common Stock subject to any unexercised portion of a terminated, canceled or expired option granted under the Plan may again be used for options under the Plan.

        1.6    Administration.     The Plan shall be administered by the Committee. The Committee may prescribe rules and regulations from time to time for the administration of the Plan and may decide questions which may arise with respect to its interpretation or application. The decisions of the Committee in interpreting the Plan shall be final, conclusive and binding on all persons, including the Corporation, its Subsidiaries, Employees, and optionees. The Committee, from time to time, shall grant to eligible Employees on a uniform basis, options to purchase Common Stock pursuant to the terms and conditions of the Plan. In the event of insufficient shares during a Purchase Period, the Committee shall allocate the right to purchase shares to each participant in the same proportion that such participant's total current base salary paid by the Corporation for the Purchase Period bears to the total of such base salaries paid by the Corporation to all participants during the same period. All excess funds withheld, as a result of insufficient shares, shall be returned to the participating Employees.

        1.7    Participants.     Except as provided in Section 2.4 below, any Employee who has (a) completed six (6) full months of service with the Corporation, and (b) whose customary employment is more than twenty (20) hours per week and five (5) or more months per calendar year at the time of an Offer, is eligible to participate in such Offer under the Plan, in accordance with the terms of the Plan. An Employee who meets the eligibility requirements in this Section 1.7 shall be entitled to participate in the first Offer commencing after the eligibility requirements have been satisfied.

II. OFFER TERMS

        2.1    Offer and Purchase Period.

          (a)   The Committee shall determine the date or dates upon which one or more Offers shall be made under the Plan. The Purchase Period pursuant to each Offer shall be three (3) months, or such other term as the Committee shall determine prior to the commencement of an Offer, but which in no event shall exceed twenty-seven (27) months.

          (b)   To participate in an Offer, an eligible Employee must submit such enrollment forms as shall be prescribed by the Committee (which shall include a payroll deduction authorization form) at such time and in such manner as shall be prescribed by the Committee. The payroll deductions authorized by a participant on a payroll deduction authorization form shall be expressed (i) as a whole number percentage of the participant's "base compensation" for each pay period during the Purchase Period, or (ii) as a specified dollar amount to be withheld from a participant's base compensation or bonus on one or more designated payroll dates. For purposes of the Plan, a participant's "base compensation" for a pay period shall include the participant's base compensation but shall exclude commissions, bonuses, overtime, disability pay, severance pay, moving expenses, expense reimbursements and allowances and other special payments and supplemental compensation. A participant may not purchase more than two hundred thirty two (696) shares of Common Stock in any three (3) month Purchase Period (proportionately adjusted upward for Purchase Periods of more than three (3) months).

        2.2    Option Price.

          (a)   The Option Price at which shares of Common Stock may be purchased under the Plan shall be determined by the Committee at the time of the Offer but in no event shall such amount be less than the lesser of:

    (i)
    85% of the Fair Market Value of a share of Common Stock on the date of grant of the option (first day of a Purchase Period), or

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    (ii)
    85% of the Fair Market Value of a share of Common Stock on the date the option is deemed exercised pursuant to Section 2.4(d) (last day of a Purchase Period).

          (b)   For purposes of this Plan, the Fair Market Value per share shall be deemed to be the closing price of Common Stock on the Stock Exchange for the first and last days of the Purchase Period. In the event that there are no Common Stock transactions on either date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.

        2.3    Participation.

          (a)   An eligible Employee may elect to participate in an Offer by delivering to the Corporation an election to participate and a payroll deduction form within the Election Period designated by the Committee prior to the commencement of a Purchase Period. An eligible Employee's election to participate and payroll deduction form from the preceding Election Period automatically shall carry over to the next Election Period unless affirmatively revoked in writing by the Employee. An Employee who elects to participate may not authorize payroll deductions which, in the aggregate, are more than ten percent (10%) of the Employee's pre-tax base salary (not including overtime and bonus payments). Only whole shares of Common Stock may be purchased under the Plan.

          (b)   All Employees granted options under the Plan shall have the same rights and privileges under the Plan, except that the number of shares each participant may purchase shall depend upon his or her base compensation and the designated payroll deduction he or she authorizes.

          (c)   Payroll deductions shall commence on the first payroll date in the Purchase Period and shall continue until the last payroll date in the Purchase Period. An Employee may suspend payroll deductions during a Purchase Period only at the discretion of the Corporation in the event of an unforeseen hardship; provided, however, that payroll deductions made prior to approval of the suspension by the Corporation shall still be used to purchase Common Stock for the Employee at the end of the Purchase Period.

          (d)   A participating Employee's option shall be deemed to have been exercised on the last business day of the Purchase Period.

          (e)   As soon as practicable after the end of the Purchase Period, the Corporation shall deliver to each Employee, certificates evidencing the shares of Common Stock that an Employee has purchased (or a book entry representing such shares shall be made and the shares deposited with the appropriate registered book-entry custodian). Any amount that has been deducted representing a fractional share shall be applied toward the purchase of option shares in the next Purchase Period. An Employee who does not elect to participate in the following Purchase Period shall receive a check from the Corporation for any amount that has been deducted and represents a fractional share. Any payroll deductions that exceed the limits set forth in Sections 2.1(b) and 2.4 shall be returned to the participant in the amount of the excess.

          (f)    The Corporation retains the right to designate an exclusive broker to handle the Common Stock transactions under the Plan. As soon as practicable after the end of the Purchase Period, the Corporation shall deliver to each Employee or a designated brokerage account, through a certificate or electronic transfer, the shares of Common Stock that such Employee has purchased. Unless otherwise determined by the Committee, any amount that has been deducted and withheld in excess of the option price automatically shall be paid by check to the participating Employee promptly following the end of the Purchase Period in which withheld.

          (g)   Unless otherwise determined by the Committee, no interest shall accrue or be paid on any amounts paid by payroll deduction by any participating Employee.

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        2.4    Participation Limitations.     Notwithstanding any other provision of the Plan, no Employee shall be eligible to participate in an Offer under the Plan if:

          (a)   the Employee, immediately after such grant, would, in the aggregate, own and/or hold shares of Common Stock (including all shares which may be purchased under outstanding options, whether or not such options qualify for the special tax treatment afforded by Section 421(a) of the Code) equal to or exceeding five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Corporation or of its Subsidiaries; for purposes of this limitation, the rules of section 424(d) of the Code and the regulations promulgated thereunder (relating to attribution of stock ownership) shall apply; or

          (b)   such grant would permit, under the rules set forth in Section 423 of the Code and the regulations promulgated thereunder, the Employee's right to purchase stock under this Plan and all other Code Section 423 employee stock purchase plans maintained by the Corporation and its Subsidiaries to accrue at a rate in excess of $25,000 in Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        2.5    Termination of Employment.     If a participating Employee ceases to be employed by the Corporation or a Subsidiary for any reason, including but not limited to, voluntary or forced resignation, retirement, death, disability or lay-off, the Corporation, within a reasonable time after notice of the termination, shall issue a check to the former Employee (or executor, administrator or legal representative, if applicable) in the aggregate amount of the Employee's payroll deductions that had not been applied towards the purchase of option shares as of the date of termination.

        2.6    Restrictions on Transfer.     Unless otherwise permitted by the Committee, no shares of Common Stock purchased under the Plan shall be sold, exchanged, transferred, pledged, assigned or otherwise disposed of for six (6) months following the close of the Purchase Period in which acquired.

III. MISCELLANEOUS

        3.1    Non-Assignability.    No option shall be transferable by a participating Employee, and an option may be exercised during a participating Employee's lifetime only by the Employee. Upon the death of a participating Employee, his or her executor, administrator or other legal representative shall receive a check from the Corporation representing the aggregate amount of the deceased Employee's payroll deductions that had not been applied towards the purchase of option shares as of the date of death.

        3.2    Adjustments.     In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and Options as the Committee, in its sole discretion, deems equitable or appropriate, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and; in the aggregate or to any one Participant, in the number, class, kind and option price of securities subject to outstanding options under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of another company, as the Committee may determine to be appropriate in its sole discretion). Any of the foregoing adjustments may provide for the elimination of any fractional share which might otherwise become subject to any option.

        3.3    Change in Control.

          (a)   After any merger of one or more corporations into the Corporation in which the Corporation shall be the surviving corporation or any share exchange in which the Corporation is a constituent corporation, each participant shall, at no additional cost, be entitled upon the exercise of an option, to receive (subject to any required action by shareholders), in lieu of the number of shares

5

  of Common Stock for which such option shall then be exercisable, the consideration which such participant would have been entitled to receive pursuant to the terms of the agreement of merger or share exchange if at the time of such merger or share exchange such participant had been a holder of record of a number of shares of Common Stock equal to the number of shares then underlying the option.

          (b)   In addition, in the event of a Change in Control, the Committee shall have the right to terminate the Purchase Period as of such date, and, if so terminated, each participant shall be deemed to have exercised, immediately prior to such merger, share exchange, acquisition or sale of assets, his or her option to the extent payroll deductions were made prior thereto. Comparable rights shall accrue to each participant in the event of successive Changes in Control.

          (c)   Notwithstanding anything contained herein to the contrary, upon the dissolution or liquidation of the Corporation or upon any merger or share exchange in which the Corporation is not the surviving corporation (other than a merger with a wholly-owned subsidiary of the Corporation formed for the purpose of changing the Corporation's corporate domicile where the Plan is assumed by the survivor), the Purchase Period for any option granted under this Plan shall terminate as of the date of the aforementioned event, and each participant shall be deemed to have exercised, immediately prior to such dissolution, liquidation, merger or share exchange, his or her option to the extent payroll deductions were made prior thereto.

          (d)   The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

        3.4    Termination and Amendment.

          (a)   The Board may terminate the Plan, or the granting of options under the Plan, at any time. No option shall be granted under the Plan after the tenth (10th) anniversary of the adoption of the Plan by the Board.

          (b)   The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification shall disqualify the Plan under Section 423 of the Code or Rule 16b-3 under the Exchange Act without the approval of the shareholders of the Corporation.

          (c)   No amendment, modification, or termination of the Plan shall adversely affect any option granted under the Plan without the consent of the Employee holding the option.

        3.5    Rights Prior to Issuance of Shares.     No participating Employee shall have any rights as a shareholder with respect to shares covered by an option until the issuance of a stock certificate or electronic transfer to the Employee (or book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian). No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date when the certificate is issued or the shares electronically delivered to the Employee's brokerage account.

        3.6    Securities Laws.

          (a)   Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Exchange Act, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of any stock exchange on which the stock may be listed and the provisions of any state laws governing

6

  the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

          (b)   The Board may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an option under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of a Stock Exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

        3.7    Delivery of Plan.     Each Employee who is a participant in the Plan shall have delivered to him or her a copy of the Plan.

        3.8    Effect on Employment.     Neither the adoption of the Plan nor the granting of an option pursuant to it shall be deemed to create any right in any individual to be retained or continued in the employment of the Corporation.

        3.9    Certificates.     If certificates are issued, the Corporation shall have the right to retain such certificates representing shares of Common Stock issued pursuant to the Plan until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.

        3.10    Use of Proceeds.     The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.

        3.11    Approval of Plan.     The Plan shall be subject to the approval of the holders of at least a majority of the Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company held within twelve (12) months after adoption of the Plan by the Board. If not approved by shareholders within such 12-month period, the Plan and any options granted hereunder shall become void and of no effect.

        3.12    Governing Law.     This Plan shall be governed by and construed under the laws of the State of Michigan without regard to its conflict of law provisions.

        This ITC Holdings Corp. Employee Stock Purchase Plan, as amended and restated, has been executed on behalf of the Corporation on this the 21st day of May, 2014.

ITC HOLDINGS CORP.
	By:	/s/ Daniel J. Oginsky
	Its:	Senior Vice President and General Counsel
BOARD APPROVAL:	2/8/2006
SHAREHOLDER APPROVAL:	5/17/2006
BOARD AMENDMENT:	6/8/2007
BOARD AMENDMENT:	4/6/2011
SHAREHOLDER APPROVAL:	5/26/2011
BOARD AMENDMENT:	4/4/2014
[SHAREHOLDER APPROVAL:	5/21/2014]

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www.envisionreports.com/ITC Step 1: Go to www.envisionreports.com/ITC to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Vote by Internet • Go to www.investorvote.com/ITC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website 01THKB + + Important Notice Regarding the Availability of Proxy Materials for the ITC Holdings Corp. Annual Meeting to be Held on May 21, 2014 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and the 2013 annual report to shareholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 11, 2014 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION Annual Meeting Notice 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________

Directions to attend the meeting in person may be obtained by contacting us at (248) 946-3000. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/ITC. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials ITC Holdings Corp.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 11, 2014. . ITC Holdings Corp.’s Annual Meeting of Shareholders will be held at our corporate headquarters located at 27175 Energy Way, Novi, Michigan 48377, on May 21, 2014 at 9:00 a.m. Eastern Daylight Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors recommendations. The Board of Directors recommends a vote FOR all nominees, FOR proposals 2, 3 and 4: 1. Election of Directors. 2. To approve, by non-binding vote, executive compensation. 3. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for 2014. 4. Approval of amendment to our Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under the plan. The Board of Directors recommends a vote AGAINST the following proposal: 5. Shareholder proposal to request the Board to modify the Bylaws with respect to calling special meetings of Shareholders. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 01THKB Annual Meeting Notice

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01THIB 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below D Please date and sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed. 01 - Christopher H. Franklin 04 - Hazel R. O’Leary 02 - Edward G. Jepsen 05 - Thomas G. Stephens 03 - William J. Museler 1. Election of Directors: For Withhold For Withhold 08 - Joseph L. Welch For Withhold 07 - Lee C. Stewart 06 - G. Bennett Stewart, III IMPORTANT ANNUAL MEETING INFORMATION B Company Proposals — The Board of Directors recommends a vote FOR proposals 2, 3 and 4. For Against Abstain For Against Abstain 2. To approve, by non-binding vote, executive compensation. 3. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for 2014. C Shareholder Proposal — The Board of Directors recommends a vote AGAINST proposal 5. For Against Abstain 5. Shareholder proposal to request the Board to modify the Bylaws with respect to calling special meetings of Shareholders. 4. Approval of amendment to our Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under the plan. NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext NNNNNNN 1 9 6 5 7 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Eastern Daylight Time, May 21, 2014. Vote by Internet • Go to www.investorvote.com/ITC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Proxy Solicited by Board of Directors for the Annual Meeting of Shareholders - May 21, 2014 The undersigned hereby appoints Cameron M. Bready or Daniel J. Oginsky, or either of them, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of ITC Holdings Corp., to be held at the Company’s headquarters, 27175 Energy Way, Novi, Michigan on Wednesday, May 21, 2014, at 9:00 a.m., Eastern Daylight Time, and any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 10, 2014 (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated April 10, 2014 is unable to serve or, for good cause, will not serve. The undersigned ratifies that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies. This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the nominees in Proposal 1 and FOR Proposals 2, 3 and 4, and AGAINST Proposal 5. PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE. (Continued and to be voted on reverse side.) . Proxy — ITC Holdings Corp. Change of Address — Please print your new address below. Comments — Please print your comments below. E Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q